Exhibit 99.2

WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2026	December 31, 2025
(In thousands, except par value and share data)	(Unaudited)
Assets:
Cash and due from banks	$353,234	$370,748
Interest-bearing deposits	2,506,930	2,078,777
Investment securities available-for-sale, at fair value (1)	10,581,263	10,009,500
Investment securities held-to-maturity, net of allowance for credit losses of $96 and $97 (2)	7,838,979	7,969,575
Loans held for sale (3)	14,478	14,886
Loans and leases	57,248,542	56,597,110
Allowance for credit losses on loans and leases	(733,434)	(719,411)

Loans and leases, net	56,515,108	55,877,699
Federal Home Loan Bank and Federal Reserve Bank stock	431,395	356,411
Deferred tax assets, net	186,604	195,740
Premises and equipment, net	428,182	432,035
Goodwill	2,898,463	2,897,522
Other intangible assets, net	299,518	313,234
Cash surrender value of life insurance policies	1,292,770	1,271,457
Accrued interest receivable and other assets	2,237,664	2,286,079

Total assets	$85,584,588	$84,073,663

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$9,847,077	$10,082,854
Interest-bearing	59,192,639	58,676,959

Total deposits	69,039,716	68,759,813
Securities sold under agreements to repurchase	69,756	596,738
Federal Home Loan Bank advances	4,810,619	2,980,718
Long-term debt	738,312	739,454
Accrued expenses and other liabilities	1,352,536	1,504,704

Total liabilities	76,010,939	74,581,427

Stockholders’ equity:
Preferred stock, $0.01 par value: Authorized—3,000,000 shares;
Series F issued and outstanding—6,000 shares	145,037	145,037
Series G issued and outstanding—135,000 shares	138,942	138,942
Common stock, $0.01 par value: Authorized—400,000,000 shares;
Issued—182,778,045 shares; Outstanding—162,048,997 and 161,216,008 shares	1,828	1,828
Paid-in capital	6,133,181	6,183,434
Retained earnings	4,655,038	4,477,744
Treasury stock, at cost—20,729,048 and 21,562,037 shares	(1,069,828)	(1,103,905)
Accumulated other comprehensive (loss), net of tax	(430,549)	(350,844)

Total stockholders’ equity	9,573,649	9,492,236

Total liabilities and stockholders’ equity	$85,584,588	$84,073,663

(1)	Investment securities available-for-sale had an amortized cost basis of $11,141,388 at March 31, 2026, and $10,466,978 at December 31, 2025.
(2)	Investment securities held-to-maturity had a fair value of $6,962,140 at March 31, 2026, and $7,168,583 at December 31, 2025.
(3)	Total loans held for sale includes residential mortgage loans valued under the fair value option of $1,734 at March 31, 2026, and $2,142 at December 31, 2025.

See accompanying Notes to Condensed Consolidated Financial Statements.

WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three months ended
	March 31,
(In thousands, except per share data)	2026	2025
Interest Income:
Interest and fees on loans and leases	$776,610	$755,117
Taxable interest on investment securities	184,609	187,115
Non-taxable interest on investment securities	8,491	7,354
Loans held for sale	18	15
Other interest and dividends	24,551	23,886

Total interest income	994,279	973,487

Interest Expense:
Deposits	316,624	326,383
Securities sold under agreements to repurchase	1,062	1,676
Federal Home Loan Bank advances	33,860	23,589
Long-term debt	8,330	9,647

Total interest expense	359,876	361,295

Net interest income	634,403	612,192
Provision for credit losses	54,000	77,500

Net interest income after provision for credit losses	580,403	534,692

Non-interest Income:
Deposit service fees	41,515	38,895
Loan and lease related fees	15,414	17,621
Wealth and investment services	7,209	7,789
Cash surrender value of life insurance policies	8,644	7,992
Gain on sale of investment securities, net	—	220
Other income	28,681	20,089

Total non-interest income	101,463	92,606

Non-interest Expense:
Compensation and benefits	222,906	198,645
Occupancy	19,486	19,717
Technology and equipment	49,631	47,719
Intangible assets amortization	9,186	9,237
Marketing	4,699	4,027
Professional and outside services	22,542	17,226
Deposit insurance	16,300	16,345
Other expense	34,359	30,728

Total non-interest expense	379,109	343,644

Income before income taxes	302,757	283,654
Income tax expense	56,526	56,737

Net income	246,231	226,917
Preferred stock dividends	4,163	4,163
Income allocated to participating securities	2,794	2,387

Net income applicable to common stockholders	$239,274	$220,367

Earnings per Common Share:
Basic	$1.50	$1.30
Diluted	1.50	1.30

See accompanying Notes to Condensed Consolidated Financial Statements.

WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

	Three months ended
	March 31,
(In thousands)	2026	2025
Net income	$246,231	$226,917
Other comprehensive (loss) income, net of tax:
Investment securities available-for-sale	(74,615)	96,581
Derivative financial instruments	(5,132)	10,124
Defined benefit pension and other postretirement benefit plans	42	277

Other comprehensive (loss) income, net of tax	(79,705)	106,982

Comprehensive income	$166,526	$333,899

See accompanying Notes to Condensed Consolidated Financial Statements.

WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (Unaudited)

	Three months ended March 31, 2026
(In thousands, except per share data)	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings	Treasury Stock, at cost	Accumulated Other Comprehensive (Loss), Net of Tax	Total Stockholders’ Equity

Balance at December 31, 2025	$283,979	$1,828	$6,183,434	$4,477,744	$(1,103,905)	$(350,844)	$9,492,236

Net income	—	—	—	246,231	—	—	246,231
Other comprehensive (loss), net of tax	—	—	—	—	—	(79,705)	(79,705)
Common stock dividends and equivalents—$0.40 per share	—	—	—	(64,774)	—	—	(64,774)
Series F preferred stock dividends—$328.125 per share	—	—	—	(1,969)	—	—	(1,969)
Series G preferred stock dividends—$16.25 per share	—	—	—	(2,194)	—	—	(2,194)
Stock-based compensation	—	—	(50,253)	—	64,255	—	14,002
Common shares acquired from stock compensation plan activity	—	—	—	—	(30,178)	—	(30,178)

Balance at March 31, 2026	$283,979	$1,828	$6,133,181	$4,655,038	$(1,069,828)	$(430,549)	$9,573,649

	Three months ended March 31, 2025
(In thousands, except per share data)	Preferred Stock	Common Stock	Paid-In Capital	Retained Earnings	Treasury Stock, at cost	Accumulated Other Comprehensive (Loss), Net of Tax	Total Stockholders’ Equity

Balance at December 31, 2024	$283,979	$1,828	$6,181,475	$3,759,158	$(536,843)	$(556,383)	$9,133,214

Net income	—	—	—	226,917	—	—	226,917
Other comprehensive income, net of tax	—	—	—	—	—	106,982	106,982
Common stock dividends and equivalents—$0.40 per share	—	—	—	(68,743)	—	—	(68,743)
Series F preferred stock dividends—$328.125 per share	—	—	—	(1,969)	—	—	(1,969)
Series G preferred stock dividends—$16.25 per share	—	—	—	(2,194)	—	—	(2,194)
Stock-based compensation	—	—	(40,590)	—	54,601	—	14,011
Common shares acquired from stock compensation plan activity	—	—	—	—	(21,782)	—	(21,782)
Common stock repurchase program (1)	—	—	—	—	(182,282)	—	(182,282)

Balance at March 31, 2025	$283,979	$1,828	$6,140,885	$3,913,169	$(686,306)	$(449,401)	$9,204,154

(1)

Includes an addition to Treasury Stock of $1.3 million for the three months ended March 31, 2025, which reflects the 1% excise tax on net stock repurchases as imposed by the Inflation Reduction Act of 2022.

See accompanying Notes to Condensed Consolidated Financial Statements.

WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three months ended March 31,
(In thousands)	2026	2025
Operating Activities:
Net income	$246,231	$226,917
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for credit losses	54,000	77,500
Deferred income tax expense	39,317	27,636
Stock-based compensation	14,002	14,011
Depreciation and amortization of property and equipment and intangible assets	19,998	18,239
Net (accretion) and amortization of interest-earning assets and borrowings	(33,746)	(41,132)
Amortization of low-income housing tax credit investments	38,353	32,061
Reduction of ROU lease assets	7,540	7,614
Net (gain) on sale of investment securities	—	(220)
Originations of loans held for sale	(6,534)	(3,105)
Proceeds from sale of loans held for sale	7,009	2,741
(Increase) in cash surrender value of life insurance policies	(8,644)	(7,992)
(Gain) from life insurance policies	(1,247)	(821)
(Gain) on sale of alternative investments	(1,519)	(3,291)
Other operating activities, net	(2,553)	(499)
Net decrease (increase) in derivative contract assets and liabilities	54,085	(84,526)
Net (increase) in prepaid expenses and other assets	(17,633)	(14,062)
Net (decrease) in accrued expenses and other liabilities	(119,912)	(156,181)

Net cash provided by operating activities	288,747	94,890

Investing Activities:
Purchases of available-for-sale investment securities	(954,225)	(552,655)
Proceeds from principal payments, maturities, and calls of available-for-sale investment securities	292,308	331,818
Proceeds from sale of available-for-sale investment securities	—	14,880
Proceeds from principal payments, maturities, and calls of held-to-maturity investment securities	141,176	162,036
Net (increase) in Federal Home Loan Bank and Federal Reserve Bank stock	(74,984)	(29,359)
Alternative investments (capital calls), net of returns of capital	(78,076)	(56,677)
Proceeds from sales of alternative investments	3,671	4,970
Net (increase) in loans	(699,630)	(653,556)
Proceeds from sale of loans not originated for sale	16,806	38,877
Proceeds from sale of foreclosed properties and repossessed assets	1,262	181
Proceeds from sale of property and equipment	1,317	1,428
Purchases of property and equipment	(10,474)	(8,311)
Proceeds from life insurance policies	4,007	8,004
Payments for premiums on life insurance policies	(3,040)	—

Net cash (used for) investing activities	(1,359,882)	(738,364)

Financing Activities:
Net increase in deposits	277,690	817,663
Net increase in Federal Home Loan Bank advances	1,829,901	799,903
Net (decrease) in securities sold under agreements to repurchase	(526,982)	(260,773)
Dividends paid to common stockholders	(64,494)	(68,545)
Dividends paid to preferred stockholders	(4,163)	(4,163)
Common stock repurchase program	—	(180,987)
Common shares acquired related to stock compensation plan activity	(30,178)	(21,782)

Net cash provided by financing activities	1,481,774	1,081,316

Net increase in cash and cash equivalents	410,639	437,842
Cash and cash equivalents, beginning of period	2,449,525	2,074,434

Cash and cash equivalents, end of period	$2,860,164	$2,512,276

See accompanying Notes to Condensed Consolidated Financial Statements.

WEBSTER FINANCIAL CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

Note 1: Basis of Presentation and Accounting Standards Updates

Basis of Presentation

The unaudited Condensed Consolidated Financial Statements of the Company have been prepared in accordance with GAAP for interim financial information and Article 10 of Regulation S-X. Certain information and footnote disclosures required by GAAP for complete financial statements have been omitted or condensed. Therefore, the Condensed Consolidated Financial Statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. The Company’s financial condition, results of operations, and cash flows for the three months ended March 31, 2026, are not necessarily indicative of the future results that may be attained for the entire year or other interim periods.

In the opinion of management, all necessary adjustments have been reflected to present fairly the financial condition, results of operations, and cash flows for the reporting periods presented. Intercompany transactions and balances have been eliminated in consolidation. Assets under administration or assets under management that the Company holds or manages in a fiduciary or agency capacity for customers are not included in the accompanying Condensed Consolidated Balance Sheets.

Use of Estimates

The preparation of the Condensed Consolidated Financial Statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant Accounting Policies

The Company’s significant accounting policies are described in Note 1: Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. There have been no changes to those accounting policies during the three months ended March 31, 2026.

Supplemental Cash Flow Information

The following table summarizes supplemental disclosures of cash flow information and non-cash investing and financing activities:

	Three months ended March 31,
(In thousands)	2026	2025
Supplemental disclosure of cash flow information:
Interest paid	$366,212	$393,822
Income taxes paid, net of refunds received	5,606	3,790

Non-cash investing and financing activities:
Transfer of loans held for investment to foreclosed properties and repossessed assets	$2,937	$310
Transfer of returned finance lease equipment to assets held for sale	799	727
Transfer of loans held for investment to loans held for sale	16,806	59,948
ROU lease assets obtained in exchange for operating lease liabilities	653	24,261
Approved commitments to fund LIHTC investments	27,087	70,753
Business combinations: (1)
Deferred tax assets, net	$302	$—
Goodwill	941	—
Other intangible assets	(1,120)	—
Other assets	(123)	—

(1)

The non-cash business combination activities reflect the effects of the measurement-period adjustments recorded during the first quarter of 2026 related to the acquisition of SecureSave in December 2025. Additional information regarding the SecureSave acquisition can be found within Note 2: Business Developments.

Relevant Accounting Standards Issued But Not Yet Adopted

ASU No. 2024-03—Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures

(Subtopic 220-40): Disaggregation of Income Statement Expenses

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires entities to disclose specified information about certain costs and expenses in the notes to financial statements at each interim and annual reporting period, including the amounts of (a) purchases of inventory, (b) employee compensation, (c) depreciation, (d) intangible asset amortization, and (e) depletion included in each relevant expense caption. For the employee compensation category, bank holding companies may continue to present compensation expense on the face of the income statement in accordance with Regulation S-X Rule 210.9-04. A qualitative description of the amounts remaining in relevant expense captions that are not separately disaggregated quantitatively are also required to be disclosed. In addition, entities must disclose the total amount of selling expenses and, in annual reporting periods, their definition of selling expenses.

The Update is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The amendments may be applied on either a prospective or retrospective basis. The Company is currently evaluating this guidance to determine the impact on its non-interest expense disclosures; however, the impact is not expected to be material.

ASU No. 2025-06—Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software

In September 2025, the FASB issued ASU No. 2025-06—Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software, to modernize the accounting framework for internal-use software development. The amendments eliminate the requirement to evaluate software development stages and instead introduce a principles-based capitalization threshold. Under the new guidance, entities begin capitalizing costs when (i) management authorizes and commits to funding the project, and (ii) it is probable the project will be completed, and the software will be used to perform its intended function (the “probable-to-complete” threshold).

The Update is effective for annual periods beginning after December 15, 2027, including interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The amendments may be applied using either a prospective, modified, or retrospective transition approach. The Company is currently evaluating this guidance to determine the impact on its internal-use software costs capitalization policy and financial statement presentation.

ASU No. 2025-08—Financial Instruments—Credit Losses (Topic 326): Purchased Loans

In November 2025, the FASB issued ASU No. 2025-08, Financial Instruments—Credit Losses (Topic 326): Purchased Loans, which expands the gross-up approach under CECL beyond purchased credit-deteriorated assets to include certain purchased seasoned loans. Under the amendments, loans (excluding credit cards) acquired without credit deterioration and deemed “seasoned,” as defined in the Update, are considered purchased seasoned loans and accounted for using the gross-up approach at acquisition. The Update also clarifies that any difference between the unpaid principal balance and the grossed-up basis is a non-credit discount or premium, which is to be accreted or amortized into interest income over the term of the loan.

The Update is effective for annual periods beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The amendments are to be applied prospectively. The Company is currently evaluating this guidance to determine the impact on its consolidated financial statements.

ASU No. 2025-09—Derivatives and Hedging (Topic 815): Hedge Accounting Improvements

In November 2025, the FASB issued ASU No. 2025-09, Derivatives and Hedging (Topic 815): Hedge Accounting Improvements, which introduces targeted refinements to simplify and expand hedge accounting. The amendments (i) permit designation of groups of forecasted transactions with similar risk exposure in a cash flow hedge, (ii) provide an optional model for hedging choose-your-rate debt instruments to maintain continuity when contractual terms allow index or tenor changes, (iii) allow designation of variable price components of forecasted purchases or sales of nonfinancial items, and (iv) remove the presumption that a derivative instrument that results from combining a written option and any other non-option derivative are automatically a written option. The Update also eliminates presentation mismatches for dual hedge strategies involving foreign-currency-denominated debt.

The Update is effective for annual periods beginning after December 15, 2026, including interim periods within those fiscal years, with early adoption permitted. The amendments are to be applied prospectively. The Company is currently evaluating this guidance to determine the impact on its consolidated financial statements.

Note 2: Business Developments

Proposed Transaction with Banco Santander

On February 3, 2026, Webster entered into a Transaction Agreement with Banco Santander and Webster Virginia Corporation, a wholly owned subsidiary of Webster incorporated in the State of Virginia. The Transaction Agreement provides that, upon the terms and subject to the conditions set forth therein, Banco Santander will acquire Webster in two steps. First, Webster will merge with and into Webster Virginia Corporation, with Webster Virginia Corporation continuing as the surviving corporation in such merger. Second, immediately following the completion of such merger, Banco Santander will acquire all outstanding shares of Webster Virginia Corporation through a statutory share exchange.

Based on Banco Santander’s closing stock price on February 2, 2026, the Transaction has an aggregate value of approximately $12.3 billion. Under the terms of the Transaction Agreement, holders of Webster common stock will receive $48.75 in cash and 2.0548 ADSs for each share of Webster common stock that they own. Holders of Webster common stock will have the option to exchange ADSs received in connection with the Transaction for Ordinary Shares at no charge for a specified period following the completion of the Transaction.

The Transaction Agreement contains customary representations and warranties, covenants, and closing conditions. As of the date of this Quarterly Report on Form 10-Q, completion of the Transaction remains subject to approval by the Federal Reserve and the European Central Bank, approval by Webster’s stockholders, and other customary closing conditions.

In connection with the Transaction, the Company incurred $9.1 million of acquisition-related expenses during the three months ended March 31, 2026, comprising $0.5 million in Compensation and benefits, $8.5 million in Professional and outside services, and $0.1 million in Other expense.

SecureSave Acquisition

On December 4, 2025, the Company acquired SecureSave, a financial technology company that partners with employers to offer employees FDIC-insured emergency savings accounts funded through automatic payroll deductions to help budget for unexpected expenses. Additional information regarding the SecureSave acquisition, including the total consideration transferred, the net identifiable assets acquired, and the preliminary goodwill recognized as of the acquisition date, can be found within Note 2: Business Developments in the Notes to Consolidated Financial Statements contained in Part II – Item 8. Financial Statements and Supplementary Data of the Company’s Form 10-K for the year ended December 31, 2025.

During the three months ended March 31, 2026, the Company recorded a net measurement-period adjustment of $0.9 million, which impacted the identified non-competition agreement intangible assets, their related deferred tax liabilities, and other assets. Additional information regarding this measurement-period adjustment can be found within Note 5: Goodwill and Other Intangible Assets. The Company’s valuations of the net identifiable assets acquired as part of the SecureSave acquisition were considered final at March 31, 2026. The $30.4 million of goodwill recognized has been allocated to the Healthcare Financial Services reportable segment.

Note 3: Investment Securities

Available-for-Sale

The following tables summarize the amortized cost and fair value of available-for-sale securities by major type:

	March 31, 2026
(In thousands)	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Government agency debentures	$222,869	$—	$(26,782)	$196,087
Agency CMO	25,675	—	(2,112)	23,563
Agency MBS	5,487,638	44,262	(164,280)	5,367,620
Agency CMBS	4,053,383	6,267	(379,200)	3,680,450
Municipal bonds and notes	116,552	1	(9,344)	107,209
CMBS	857,992	996	(701)	858,287
Corporate debt	326,799	417	(25,855)	301,361
Private label MBS	40,593	—	(3,407)	37,186
Other	9,887	—	(387)	9,500

Total available-for-sale	$11,141,388	$51,943	$(612,068)	$10,581,263

	December 31, 2025
(In thousands)	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value

Government agency debentures	$222,848	$—	$(25,198)	$197,650
Agency CMO	26,816	—	(1,960)	24,856
Agency MBS	5,125,433	80,370	(148,530)	5,057,273
Agency CMBS	3,855,392	9,057	(338,439)	3,526,010
Municipal bonds and notes	116,750	—	(7,131)	109,619
CMBS	717,776	1,531	(895)	718,412
Corporate debt	350,996	584	(23,435)	328,145
Private label MBS	41,087	—	(3,035)	38,052
Other	9,880	—	(397)	9,483

Total available-for-sale	$10,466,978	$91,542	$(549,020)	$10,009,500

(1)

Accrued interest receivable on available-for-sale securities of $40.0 million at March 31, 2026, and $37.5 million at December 31, 2025, is excluded from amortized cost and included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance Sheets.

Unrealized Losses

The following tables summarize the gross unrealized losses and fair value of available-for-sale securities by length of time each major security type has been in a continuous unrealized loss position:

	March 31, 2026
	Less Than 12 Months		12 Months or More		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Number of Holdings	Fair Value	Gross Unrealized Losses

Government agency debentures	$14,710	$(170)	$181,377	$(26,612)	15	$196,087	$(26,782)
Agency CMO	—	—	23,563	(2,112)	25	23,563	(2,112)
Agency MBS	1,283,650	(11,120)	1,160,727	(153,160)	341	2,444,377	(164,280)
Agency CMBS	759,859	(23,030)	2,335,145	(356,170)	197	3,095,004	(379,200)
Municipal bonds and notes	7,477	(313)	98,770	(9,031)	34	106,247	(9,344)
CMBS	235,037	(356)	68,363	(345)	19	303,400	(701)
Corporate debt	9,960	(46)	277,482	(25,809)	38	287,442	(25,855)
Private label MBS	—	—	37,186	(3,407)	3	37,186	(3,407)
Other	4,991	(9)	4,509	(378)	2	9,500	(387)

Total	$2,315,684	$(35,044)	$4,187,122	$(577,024)	674	$6,502,806	$(612,068)

	December 31, 2025
	Less Than 12 Months		12 Months or More		Total
(Dollars in thousands)	Fair Value	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Number of Holdings	Fair Value	Gross Unrealized Losses

Government agency debentures	$—	$—	$197,650	$(25,198)	15	$197,650	$(25,198)
Agency CMO	—	—	24,856	(1,960)	25	24,856	(1,960)
Agency MBS	15,368	(22)	1,197,592	(148,508)	301	1,212,960	(148,530)
Agency CMBS	542,126	(10,939)	2,395,394	(327,500)	184	2,937,520	(338,439)
Municipal bonds and notes	—	—	108,944	(7,131)	36	108,944	(7,131)
CMBS	151,663	(362)	72,197	(533)	16	223,860	(895)
Corporate debt	14,948	(52)	297,613	(23,383)	41	312,561	(23,435)
Private label MBS	—	—	38,052	(3,035)	3	38,052	(3,035)
Other	4,994	(6)	4,489	(391)	2	9,483	(397)

Total	$729,099	$(11,381)	$4,336,787	$(537,639)	623	$5,065,886	$(549,020)

The $63.0 million increase in gross unrealized losses of available-for-sale securities from December 31, 2025, to March 31, 2026, was primarily due to higher market interest rates and wider securities spreads. The Company assesses each available-for-sale security that is in an unrealized loss position on a quarterly basis to determine whether the decline in fair value below the amortized cost basis is a result of any credit related factors. There was no ACL recorded on available-for-sale securities at March 31, 2026, and at December 31, 2025. Each of the Company’s available-for-sale securities in an unrealized loss position at March 31, 2026, is investment grade, current as to principal and interest, and has had price changes that are consistent with interest and credit spreads when adjusting for duration, convexity, rating, and industry differences.

Based on current market conditions and the Company’s targeted balance sheet composition strategy, the Company intends to hold its available-for-sale securities in unrealized loss positions through the anticipated recovery period. The issuers of these available-for-sale securities have not, to the Company’s knowledge, established any cause for default. Market prices are expected to approach par as the securities approach maturity.

Contractual Maturities

The following table summarizes the amortized cost and fair value of available-for-sale securities by contractual maturity:

	March 31, 2026
(In thousands)	Amortized Cost	Fair Value
Maturing within 1 year	$8,581	$8,565
After 1 year through 5 years	278,455	271,735
After 5 years through 10 years	993,644	949,655
After 10 years	9,860,708	9,351,308

Total available-for-sale	$11,141,388	$10,581,263

Available-for-sale securities that are not due at a single maturity date have been categorized based on the maturity date of the underlying collateral. Actual principal cash flows may differ from this categorization as borrowers have the right to prepay their obligations with or without prepayment penalties.

Sales of Available-for Sale Securities

The following table summarizes information related to sales of available-for-sales securities:

	Three months ended March 31,
(In thousands)	2026	2025
Proceeds from sales	$—	$14,880

Gross realized gains	$—	$332
Gross realized losses	—	(112)

Other Information

The following table summarizes the carrying value of available-for-sale securities that are pledged for deposits, borrowings, and other purposes:

(In thousands)	March 31, 2026	December 31, 2025
Pledged for deposits	$2,394,014	$1,779,781
Pledged for borrowing capacity, repurchase agreements, and other	7,398,688	7,659,722

Total available-for-sale securities pledged	$9,792,702	$9,439,503

Held-to-Maturity

The following tables summarize the amortized cost, fair value, and ACL on held-to-maturity securities by major type:

	March 31, 2026
(In thousands)	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Allowance for Credit Losses	Net Carrying Value

Agency CMO	$15,818	$—	$(1,125)	$14,693	$—	$15,818
Agency MBS	2,670,159	14,485	(234,529)	2,450,115	—	2,670,159
Agency CMBS	4,277,053	—	(613,371)	3,663,682	—	4,277,053
Municipal bonds and notes	812,923	300	(41,301)	771,922	(96)	812,827
CMBS	63,122	—	(1,394)	61,728	—	63,122

Total held-to-maturity	$7,839,075	$14,785	$(891,720)	$6,962,140	$(96)	$7,838,979

	December 31, 2025
(In thousands)	Amortized Cost (1)	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value	Allowance for Credit Losses	Net Carrying Value

Agency CMO	$16,791	$—	$(1,071)	$15,720	$—	$16,791
Agency MBS	2,767,869	24,073	(226,089)	2,565,853	—	2,767,869
Agency CMBS	4,295,308	—	(567,040)	3,728,268	—	4,295,308
Municipal bonds and notes	824,734	989	(30,461)	795,262	(97)	824,637
CMBS	64,970	—	(1,490)	63,480	—	64,970

Total held-to-maturity	$7,969,672	$25,062	$(826,151)	$7,168,583	$(97)	$7,969,575

(1)

Accrued interest receivable on held-to-maturity securities of $23.6 million at March 31, 2026, and $28.1 million at December 31, 2025, is excluded from amortized cost and included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance Sheets.

An ACL on held-to-maturity securities is recorded for certain Municipal bonds and notes to account for expected lifetime credit losses. Agency securities represent obligations issued by a U.S. government-sponsored enterprise or other federally related entity and are either explicitly or implicitly guaranteed and, therefore, assumed to be zero loss. Held-to-maturity securities with gross unrealized losses and no ACL are considered to be high credit quality and, therefore, zero credit loss has been recorded.

The following table summarizes the activity in the ACL on held-to-maturity securities:

	Three months ended March 31,
(In thousands)	2026	2025
Balance, beginning of period	$97	$171
(Benefit) for credit losses	(1)	(62)

Balance, end of period	$96	$109

Contractual Maturities

The following table summarizes the amortized cost and fair value of held-to-maturity securities by contractual maturity:

	March 31, 2026
(In thousands)	Amortized Cost	Fair Value
Maturing within 1 year	$16,662	$16,674
After 1 year through 5 years	169,004	164,252
After 5 years through 10 years	261,077	253,555
After 10 years	7,392,332	6,527,659

Total held-to-maturity	$7,839,075	$6,962,140

Held-to-maturity securities that are not due at a single maturity date have been categorized based on the maturity date of the underlying collateral. Actual principal cash flows may differ from this categorization as borrowers have the right to prepay their obligations with or without prepayment penalties.

Credit Quality Information

The Company monitors the credit quality of held-to-maturity securities through credit ratings provided by S&P, Moody’s, Fitch Ratings, Inc., Kroll Bond Rating Agency, or DBRS Inc. Credit ratings express opinions about the credit quality of a security and are updated on a quarterly basis. Investment grade securities are rated BBB- or higher by S&P, or Baa3 or higher by Moody’s, and are generally considered by both the rating agencies and market participants to be of low credit risk. Conversely, securities rated below investment grade, which are labeled as speculative grade by the rating agencies, are considered to have distinctively higher credit risk than investment grade securities. The Company did not hold any speculative grade held-to-maturity securities at March 31, 2026, and at December 31, 2025. Held-to-maturity securities that are not rated are collateralized with U.S. Treasury obligations.

The following tables summarize the amortized cost of held-to-maturity securities based on their lowest publicly available credit rating:

	March 31, 2026
	Investment Grade
(In thousands)	Aaa	Aa1	Aa2	Aa3	A1	A2	Not Rated

Agency CMO	$—	$15,818	$—	$—	$—	$—	$—
Agency MBS	—	2,670,159	—	—	—	—	—
Agency CMBS	—	4,277,053	—	—	—	—	—
Municipal bonds and notes	293,061	147,552	233,975	98,270	23,484	4,165	12,416
CMBS	63,122	—	—	—	—	—	—

Total held-to-maturity	$356,183	$7,110,582	$233,975	$98,270	$23,484	$4,165	$12,416

	December 31, 2025
	Investment Grade
(In thousands)	Aaa	Aa1	Aa2	Aa3	A1	A2	Not Rated

Agency CMO	$—	$16,791	$—	$—	$—	$—	$—
Agency MBS	—	2,767,869	—	—	—	—	—
Agency CMBS	—	4,295,308	—	—	—	—	—
Municipal bonds and notes	298,666	153,187	234,269	112,482	9,539	4,165	12,426
CMBS	64,970	—	—	—	—	—	—

Total held-to-maturity	$363,636	$7,233,155	$234,269	$112,482	$9,539	$4,165	$12,426

There were no held-to-maturity securities past due under the terms of their agreements or in non-accrual status at March 31, 2026, and at December 31, 2025.

Other Information

The following table summarizes the carrying value of held-to-maturity securities that are pledged for deposits, borrowings, and other purposes:

(In thousands)	March 31, 2026	December 31, 2025
Pledged for deposits	$1,988,281	$1,926,373
Pledged for borrowing capacity, repurchase agreements, and other	5,783,470	5,934,352

Total held-to-maturity securities pledged	$7,771,751	$7,860,725

Note 4: Loans and Leases

The following table summarizes loans and leases by portfolio segment and class:

(In thousands)	March 31, 2026	December 31, 2025
Commercial non-mortgage	$20,915,252	$20,405,237
Asset-based	1,118,988	1,231,231
Commercial real estate	15,234,864	15,326,007
Multi-family	7,334,216	7,008,839
Equipment financing	1,254,131	1,258,882

Commercial portfolio	45,857,451	45,230,196

Residential	9,600,026	9,599,577
Home equity	1,345,757	1,370,513
Other consumer	445,308	396,824

Consumer portfolio	11,391,091	11,366,914

Loans and leases	$57,248,542	$56,597,110

The carrying amount of loans and leases includes net unamortized (discounts)/premiums and net unamortized deferred (fees)/costs, in aggregate, of $20.0 million at March 31, 2026, and $16.3 million at December 31, 2025. Accrued interest receivable of $285.6 million at March 31, 2026, and $282.5 million at December 31, 2025, is excluded from the carrying amount of loans and leases and included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance Sheets.

The Company had pledged eligible loans as collateral of $18.6 billion at March 31, 2026, and $17.2 billion at December 31, 2025, to support borrowing capacity at the FHLB of Boston, and $6.4 billion at March 31, 2026, and $7.2 billion at December 31, 2025, to support borrowing capacity at the FRB of New York.

Non-Accrual and Past Due Loans and Leases

The following tables summarize the aging of accrual and non-accrual loans and leases by class:

	March 31, 2026
(In thousands)	30-59 Days Past Due and Accruing	60-89 Days Past Due and Accruing	90 or More Days Past Due and Accruing	Non-accrual	Total Past Due and Non-accrual	Current	Total Loans and Leases

Commercial non-mortgage	$19,881	$2,534	$—	$184,985	$207,400	$20,707,852	$20,915,252
Asset-based	—	—	—	60,432	60,432	1,058,556	1,118,988
Commercial real estate	76,146	1,021	—	193,949	271,116	14,963,748	15,234,864
Multi-family	8,540	3,258	—	36,863	48,661	7,285,555	7,334,216
Equipment financing	2,798	1,631	5	8,763	13,197	1,240,934	1,254,131

Commercial portfolio	107,365	8,444	5	484,992	600,806	45,256,645	45,857,451

Residential	15,410	6,515	—	20,490	42,415	9,557,611	9,600,026
Home equity	6,941	1,844	—	16,031	24,816	1,320,941	1,345,757
Other consumer	1,095	1,269	4	1,049	3,417	441,891	445,308

Consumer portfolio	23,446	9,628	4	37,570	70,648	11,320,443	11,391,091

Total	$130,811	$18,072	$9	$522,562	$671,454	$56,577,088	$57,248,542

	December 31, 2025
(In thousands)	30-59 Days Past Due and Accruing	60-89 Days Past Due and Accruing	90 or More Days Past Due and Accruing	Non-accrual	Total Past Due and Non-accrual	Current	Total Loans and Leases

Commercial non-mortgage	$12,397	$1,547	$—	$165,378	$179,322	$20,225,915	$20,405,237
Asset-based	—	—	—	66,844	66,844	1,164,387	1,231,231
Commercial real estate	23,702	838	—	182,968	207,508	15,118,499	15,326,007
Multi-family	476	—	—	41,095	41,571	6,967,268	7,008,839
Equipment financing	2,279	256	—	8,340	10,875	1,248,007	1,258,882

Commercial portfolio	38,854	2,641	—	464,625	506,120	44,724,076	45,230,196

Residential	12,163	3,074	—	18,187	33,424	9,566,153	9,599,577
Home equity	5,602	2,126	—	16,743	24,471	1,346,042	1,370,513
Other consumer	1,370	830	—	859	3,059	393,765	396,824

Consumer portfolio	19,135	6,030	—	35,789	60,954	11,305,960	11,366,914

Total	$57,989	$8,671	$—	$500,414	$567,074	$56,030,036	$56,597,110

The following table provides additional information on non-accrual loans and leases:

	March 31, 2026		December 31, 2025
(In thousands)	Non-accrual	Non-accrual with No Allowance	Non-accrual	Non-accrual with No Allowance

Commercial non-mortgage	$184,985	$39,169	$165,378	$52,284
Asset-based	60,432	—	66,844	774
Commercial real estate	193,949	46,020	182,968	53,385
Multi-family	36,863	27,659	41,095	31,873
Equipment financing	8,763	144	8,340	181

Commercial portfolio	484,992	112,992	464,625	138,497

Residential	20,490	8,873	18,187	8,284
Home equity	16,031	9,294	16,743	8,688
Other consumer	1,049	—	859	—

Consumer portfolio	37,570	18,167	35,789	16,972

Total	$522,562	$131,159	$500,414	$155,469

Allowance for Credit Losses on Loans and Leases

The following table summarizes the change in the ACL on loans and leases by portfolio segment:

	Three months ended March 31,
	2026			2025
(In thousands)	Commercial Portfolio	Consumer Portfolio	Total	Commercial Portfolio	Consumer Portfolio	Total

ACL on loans and leases:
Balance, beginning of period	$631,377	$88,034	$719,411	$635,871	$53,695	$689,566
Provision	49,794	5,445	55,239	68,203	10,509	78,712
Charge-offs	(40,225)	(3,997)	(44,222)	(55,566)	(1,052)	(56,618)
Recoveries	1,017	1,989	3,006	942	719	1,661

Balance, end of period (1)	$641,963	$91,471	$733,434	$649,450	$63,871	$713,321

Individually evaluated for credit losses	100,272	772	101,044	93,102	710	93,812

Collectively evaluated for credit losses	$541,691	$90,699	$632,390	$556,348	$63,161	$619,509

(1)

The $14.0 million increase in the ACL on loans and leases from December 31, 2025, to March 31, 2026, was primarily due to an increase in individually assessed reserves and loan growth, partially offset by favorable risk rating migration.

Concentrations of Credit Risk

Concentrations of credit risk may exist when a number of borrowers are engaged in similar activities, or activities in the same geographic region, and have similar economic characteristics that would cause them to be similarly impacted by changes in economic or other conditions. Concentrations of credit risk are controlled and monitored as part of the Company’s credit policies and procedures. The Company is a regional financial services holding company in the Northeast U.S. with a commercial concentration primarily in five geographic markets: New York City, Other New York Counties, Connecticut, New Jersey, and Massachusetts; and secondarily in the Southeast and Other states.

The Company’s concentration of credit risk associated with commercial non-mortgage loans represented 36.5% at March 31, 2026, and 36.0% at December 31, 2025, of total loans and leases. The Company’s concentration of credit risk associated with commercial real estate and multi-family loans, in aggregate, represented 39.4% at March 31, 2026, and 39.5% at December 31, 2025, of total loans and leases.

Credit Quality Indicators

To measure credit risk for the commercial portfolio, the Company employs a dual grade credit risk grading system for estimating the PD and LGD. The credit risk grade system assigns a rating to each borrower and to the facility, which together form a Composite Credit Risk Profile. The credit risk grade system categorizes borrowers by common financial characteristics that measure the credit strength of borrowers and facilities by common structural characteristics. The Composite Credit Risk Profile has ten grades, with each grade corresponding to a progressively greater risk of loss. Grades (1) to (6) are considered pass ratings, and grades (7) to (10) are considered criticized, as defined by the regulatory agencies. A (7) “Special Mention” rating has a potential weakness that, if left uncorrected, may result in deterioration of the repayment prospects for the asset. An (8) “Substandard” rating has a well-defined weakness that jeopardizes the full repayment of the debt. A (9) “Doubtful” rating has all of the same weaknesses as a substandard asset with the added characteristic that the weakness makes collection or liquidation in full, given current facts, conditions, and values, improbable. Assets classified as a (10) “Loss” rating are considered uncollectible and charged-off. Risk ratings, which are assigned to differentiate risk within the portfolio, are reviewed on an ongoing basis and revised to reflect changes in a borrower’s current financial position and outlook, risk profile, and the related collateral and structural position. Loan officers review updated financial information or other loan factors on at least an annual basis for all pass rated loans to assess the accuracy of the risk grade. Criticized loans undergo more frequent reviews and enhanced monitoring.

To measure credit risk for the consumer portfolio, the most relevant credit characteristic is the FICO score, which is a widely used credit scoring system that ranges from 300 to 850. A lower FICO score is indicative of higher credit risk and a higher FICO score is indicative of lower credit risk. FICO scores are updated at least quarterly. Factors such as past due status, employment status, collateral, geography, loans discharged in bankruptcy, and the status of first lien position loans on second lien position loans, are also considered to be consumer portfolio credit quality indicators. For portfolio monitoring purposes, the Company estimates the current value of property secured as collateral for home equity and residential first mortgage lending products on an ongoing basis. The estimate is based on home price indices compiled by the S&P/Case-Shiller Home Price Indices. Real estate price data is applied to the loan portfolios taking into account the age of the most recent valuation and geographic area.

The following tables summarize the amortized cost of commercial loans and leases by Composite Credit Risk Profile grade and origination year:

	March 31, 2026
(In thousands)	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total

Commercial non-mortgage:
Risk rating:
Pass	$648,115	$3,313,782	$2,222,958	$1,365,223	$1,667,645	$2,249,033	$8,310,689	$19,777,445
Special mention	493	3,886	50,409	10,526	212,629	16,307	31,728	325,978
Substandard	1,950	37,702	39,030	182,164	239,994	162,976	147,984	811,800
Doubtful	—	—	—	—	—	29	—	29

Total commercial non-mortgage	650,558	3,355,370	2,312,397	1,557,913	2,120,268	2,428,345	8,490,401	20,915,252

Current period gross write-offs	—	60	—	—	6,514	174	7,607	14,355

Asset-based:
Risk rating:
Pass	—	10,400	187	1,350	—	15,088	923,651	950,676
Special mention	—	—	—	800	—	—	25,195	25,995
Substandard	2,080	3,088	—	9,197	—	4,207	123,745	142,317

Total asset-based	2,080	13,488	187	11,347	—	19,295	1,072,591	1,118,988

Current period gross write-offs	—	—	—	—	—	—	7,289	7,289

Commercial real estate:
Risk rating:
Pass	1,240,656	3,230,609	1,920,371	1,838,531	1,990,189	4,054,134	347,828	14,622,318
Special mention	6,105	—	—	—	—	30,199	—	36,304
Substandard	—	—	5,134	154,353	137,943	278,812	—	576,242

Total commercial real estate	1,246,761	3,230,609	1,925,505	1,992,884	2,128,132	4,363,145	347,828	15,234,864

Current period gross write-offs	—	—	—	15,217	—	—	—	15,217

Multi-family:
Risk rating:
Pass	467,735	723,199	695,099	1,199,669	1,360,669	2,689,276	—	7,135,647
Special mention	—	—	—	—	—	77,605	—	77,605
Substandard	—	—	—	11,918	29,567	79,479	—	120,964

Total multi-family	467,735	723,199	695,099	1,211,587	1,390,236	2,846,360	—	7,334,216

Current period gross write-offs	—	—	—	—	—	1,356	—	1,356

Equipment financing:
Risk rating:
Pass	108,143	434,244	285,771	126,547	105,994	118,987	—	1,179,686
Special mention	—	4,737	5,233	292	1,987	2,078	—	14,327
Substandard	—	2,958	867	19,058	22,535	14,700	—	60,118

Total equipment financing	108,143	441,939	291,871	145,897	130,516	135,765	—	1,254,131

Current period gross write-offs	—	—	171	839	459	539	—	2,008

Total commercial portfolio	2,475,277	7,764,605	5,225,059	4,919,628	5,769,152	9,792,910	9,910,820	45,857,451

Current period gross write-offs	$—	$60	$171	$16,056	$6,973	$2,069	$14,896	$40,225

	December 31, 2025
(In thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total

Commercial non-mortgage:
Risk rating:
Pass	$3,378,004	$2,340,865	$1,463,952	$1,857,656	$853,239	$1,420,790	$7,929,719	$19,244,225
Special mention	4,213	46,657	50,332	181,775	32,948	15,264	38,883	370,072
Substandard	67,353	33,646	144,627	219,885	88,312	42,874	194,220	790,917
Doubtful	—	—	—	—	1	22	—	23

Total commercial non-mortgage	3,449,570	2,421,168	1,658,911	2,259,316	974,500	1,478,950	8,162,822	20,405,237

Current period gross write-offs	6,716	3,550	7,817	13,774	721	17,166	26,157	75,901

Asset-based:
Risk rating:
Pass	10,550	199	2,320	—	—	15,901	1,036,960	1,065,930
Special mention	—	—	7,063	—	—	—	8,069	15,132
Substandard	1,445	—	3,898	—	—	4,833	139,993	150,169

Total asset-based	11,995	199	13,281	—	—	20,734	1,185,022	1,231,231

Current period gross write-offs	—	—	—	—	—	—	37,870	37,870

Commercial real estate:
Risk rating:
Pass	3,462,637	2,091,777	2,092,674	2,337,376	1,105,105	3,268,858	273,252	14,631,679
Special mention	—	—	16,834	75,651	—	29,401	—	121,886
Substandard	—	3,240	168,356	93,572	100,957	206,317	—	572,442

Total commercial real estate	3,462,637	2,095,017	2,277,864	2,506,599	1,206,062	3,504,576	273,252	15,326,007

Current period gross write-offs	—	—	31,057	256	1,283	27,514	—	60,110

Multi-family:
Risk rating:
Pass	736,744	691,180	1,193,933	1,370,368	810,954	1,988,941	—	6,792,120
Special mention	—	—	—	—	3,865	68,742	—	72,607
Substandard	—	—	11,915	26,377	38,819	67,001	—	144,112

Total multi-family	736,744	691,180	1,205,848	1,396,745	853,638	2,124,684	—	7,008,839

Current period gross write-offs	—	—	—	—	—	990	—	990

Equipment financing:
Risk rating:
Pass	454,313	305,538	141,372	120,382	59,566	96,161	—	1,177,332
Special mention	4,931	5,700	2,573	2,430	1,087	1,663	—	18,384
Substandard	3,145	696	17,898	24,897	9,501	7,029	—	63,166

Total equipment financing	462,389	311,934	161,843	147,709	70,154	104,853	—	1,258,882

Current period gross write-offs	—	—	1,356	4,614	174	749	—	6,893

Total commercial portfolio	8,123,335	5,519,498	5,317,747	6,310,369	3,104,354	7,233,797	9,621,096	45,230,196

Current period gross write-offs	$6,716	$3,550	$40,230	$18,644	$2,178	$46,419	$64,027	$181,764

The following tables summarize the amortized cost of consumer loans by FICO score and origination year:

	March 31, 2026
(In thousands)	2026	2025	2024	2023	2022	Prior	Revolving Loans Amortized Cost Basis	Total

Residential:
Risk rating:
800+	$46,950	$611,409	$483,167	$272,596	$888,859	$2,214,476	$—	$4,517,457
740-799	150,556	634,107	371,786	187,994	483,261	1,329,082	—	3,156,786
670-739	18,963	202,491	124,037	72,674	287,750	848,263	—	1,554,178
580-669	2,892	21,273	10,648	21,181	53,286	144,485	—	253,765
579 and below	—	1,667	4,694	6,146	21,399	83,934	—	117,840

Total residential	219,361	1,470,947	994,332	560,591	1,734,555	4,620,240	—	9,600,026

Current period gross write-offs	—	—	—	—	101	25	—	126

Home equity:
Risk rating:
800+	2,563	11,259	8,850	21,717	23,419	90,377	338,281	496,466
740-799	2,800	15,195	8,835	15,681	13,577	52,103	309,471	417,662
670-739	2,877	11,324	9,658	9,237	9,798	34,922	210,996	288,812
580-669	151	1,159	1,478	2,805	2,617	12,989	70,349	91,548
579 and below	—	76	1,052	1,819	2,462	8,064	37,796	51,269

Total home equity	8,391	39,013	29,873	51,259	51,873	198,455	966,893	1,345,757

Current period gross write-offs	—	—	—	—	—	4	6	10

Other consumer:
Risk rating:
800+	6,669	9,431	3,910	168	54	1,817	15,050	37,099
740-799	38,112	77,985	37,463	393	135	177	3,485	157,750
670-739	52,809	120,419	56,904	235	176	207	13,007	243,757
580-669	728	2,417	1,732	86	47	48	1,036	6,094
579 and below	—	35	16	47	42	11	457	608

Total other consumer	98,318	210,287	100,025	929	454	2,260	33,035	445,308

Current period gross write-offs	1,070	677	2,028	3	5	4	74	3,861

Total consumer portfolio	326,070	1,720,247	1,124,230	612,779	1,786,882	4,820,955	999,928	11,391,091

Current period gross write-offs	$1,070	$677	$2,028	$3	$106	$33	$80	$3,997

	December 31, 2025
(In thousands)	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Total

Residential:
Risk rating:
800+	$517,482	$551,613	$272,249	$918,256	$1,045,573	$1,258,654	$—	$4,563,827
740-799	687,120	419,019	212,246	480,885	598,172	748,825	—	3,146,267
670-739	185,620	118,104	84,332	294,954	241,266	604,881	—	1,529,157
580-669	16,852	19,346	23,602	51,886	45,714	100,593	—	257,993
579 and below	648	2,377	3,952	21,911	21,966	51,479	—	102,333

Total residential	1,407,722	1,110,459	596,381	1,767,892	1,952,691	2,764,432	—	9,599,577

Current period gross write-offs	—	—	—	—	—	135	—	135

Home equity:
Risk rating:
800+	11,847	8,896	23,146	22,811	29,498	65,401	348,961	510,560
740-799	15,932	11,658	16,149	16,523	19,123	35,861	317,846	433,092
670-739	10,811	9,786	10,120	9,351	11,025	27,662	217,924	296,679
580-669	1,682	1,522	2,850	2,731	2,941	9,607	68,953	90,286
579 and below	77	499	1,662	2,287	908	4,543	29,920	39,896

Total home equity	40,349	32,361	53,927	53,703	63,495	143,074	983,604	1,370,513

Current period gross write-offs	—	50	—	1	—	38	175	264

Other consumer:
Risk rating:
800+	11,131	4,799	254	74	1,677	171	16,597	34,703
740-799	88,171	46,222	368	145	30	136	3,273	138,345
670-739	133,564	68,381	282	231	130	133	14,439	217,160
580-669	2,651	1,962	74	60	27	59	1,136	5,969
579 and below	34	36	65	53	19	2	438	647

Total other consumer	235,551	121,400	1,043	563	1,883	501	35,883	396,824

Current period gross write-offs	3,325	3,591	19	10	7	7	168	7,127

Total consumer portfolio	1,683,622	1,264,220	651,351	1,822,158	2,018,069	2,908,007	1,019,487	11,366,914

Current period gross write-offs	$3,325	$3,641	$19	$11	$7	$180	$343	$7,526

Collateral Dependent Loans and Leases

A non-accrual loan or lease is considered collateral dependent when the borrower is experiencing financial difficulty and when repayment is substantially expected to be provided through the operation or sale of collateral. Commercial non-mortgage loans, asset-based loans, and equipment financing loans and leases are generally secured by machinery and equipment, inventory, receivables, or other non-real estate assets, whereas commercial real estate, multi-family, residential, and home equity loans are secured by real estate.

The carrying amount of collateral dependent loans was $288.8 million at March 31, 2026, and $308.3 million at December 31, 2025, for commercial loans and leases, and $26.4 million at March 31, 2026, and $28.1 million at December 31, 2025, for consumer loans. The ACL for collateral dependent loans and leases is individually assessed based on the fair value of the collateral less costs to sell at the reporting date. The aggregate collateral value associated with collateral dependent loans and leases was $315.1 million at March 31, 2026, and $364.3 million at December 31, 2025.

Modifications to Borrowers Experiencing Financial Difficulty

In certain circumstances, the Company enters into agreements to modify the terms of loans to borrowers experiencing financial difficulty. A variety of solutions are offered to borrowers experiencing financial difficulty, including loan modifications that may result in principal forgiveness, interest rate reductions, payment delays, term extensions, or a combination thereof. The following is a description of each of these types of modifications:

•

Principal forgiveness – The outstanding principal balance of a loan may be reduced by a specified amount. Principal forgiveness may occur voluntarily as part of a negotiated agreement with a borrower, or involuntarily through a bankruptcy proceeding.

•	Interest rate reductions – Includes modifications where the contractual interest rate of the loan has been reduced.

•

Payment delays – Deferral arrangements that allow borrowers to delay a scheduled loan payment to a later date. Deferred loan payments do not affect the original contractual maturity terms of the loan. Modifications that result in only an insignificant payment delay are not disclosed. The Company generally considers a payment delay of three months or less to be insignificant.

•	Term extensions – Extensions of the original contractual maturity date of the loan.

•	Combination – Combination includes loans that have undergone more than one of the above loan modification types.

Significant judgment is required to determine if a borrower is experiencing financial difficulty. These considerations vary by portfolio class. The Company has identified modifications to borrowers experiencing financial difficulty that are included in its disclosures as follows:

•

Commercial: The Company evaluates modifications of loans to commercial borrowers that are rated substandard or worse, and includes the modifications in its disclosures to the extent that the modification is considered other-than-insignificant.

•

Consumer: The Company generally evaluates all modifications of loans to consumer borrowers subject to its loss mitigation program and includes them in its disclosures to the extent that the modification is considered other-than-insignificant.

The following tables summarize the amortized cost at March 31, 2026, and at March 31, 2025, of loans modified to borrowers experiencing financial difficulty, disaggregated by class and type of concession granted:

	Three months ended March 31, 2026
(Dollars in thousands)	Term Extension	Payment Delay	Combination - Term Extension & Interest Rate Reduction	Total	% of Total Class (2)
Commercial non-mortgage	$81,520	$1,993	$—	$83,513	0.4%
Asset-based	41,454	6,500	—	47,954	4.3
Commercial real estate	84,444	13,215	—	97,659	0.6
Multi-family	13,598	—	—	13,598	0.2
Residential	308	—	58	366	—

Total (1)	$221,324	$21,708	$58	$243,090	0.4%

	Three months ended March 31, 2025
(Dollars in thousands)	Term Extension	Payment Delay	Combination -Term Extension & Interest Rate Reduction	Total	% of Total Class (2)
Commercial non-mortgage	$43,880	$24,106	$115	$68,101	0.4%
Commercial real estate	20,700	512	—	21,212	0.1
Multi-family	2,414	—	—	2,414	—
Equipment financing	207	—	—	207	—
Residential	—	—	900	900	—
Home equity	—	—	40	40	—

Total (1)	$67,201	$24,618	$1,055	$92,874	0.2%

(1)	The total amortized cost excludes accrued interest receivable of $1.1 million at March 31, 2026, and $0.1 million at March 31, 2025.
(2)	Represents the total amortized cost of the loans modified as a percentage of the total period end loan balance by class.

The following tables describe the financial effect of the modifications made to borrowers experiencing financial difficulty:

Three months ended March 31, 2026
Financial Effect (1)
Term Extension:
Commercial non-mortgage	Extended term by a weighted average of 1.4 years
Asset-based	Extended term by a weighted average of 0.6 years
Commercial real estate	Extended term by a weighted average of 0.5 years
Multi-family	Extended term by a weighted average of 1.8 years
Payment Delay:
Commercial non-mortgage	Provided payment deferrals for a weighted average of 0.5 years
Asset-based	Provided payment deferrals for a weighted average of 0.5 years
Commercial real estate	Provided payment deferrals for a weighted average of 1.7 years

Three months ended March 31, 2025
Financial Effect (1)
Term Extension:
Commercial non-mortgage	Extended term by a weighted average of 1.3 years
Commercial real estate	Extended term by a weighted average of 0.9 years
Multi-family	Extended term by a weighted average of 0.7 years
Payment Delay:
Commercial non-mortgage	Provided partial payment deferrals for a weighted average of 0.5 years

(1)	Certain disclosures related to the financial effects of modifications do not include those deemed to be immaterial.

The Company closely monitors the performance of the loans that are modified with borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. The following tables summarize the aging of loans that had been modified in the 12 months preceding March 31, 2026, and March 31, 2025:

	March 31, 2026
(In thousands)	Current	30-59 Days Past Due	60-89 Days Past Due	90 or More Days Past Due	Non-Accrual	Total
Commercial non-mortgage	$143,335	$14,923	$897	$—	$50,265	$209,420
Asset-based	51,883	—	—	—	23,467	75,350
Commercial real estate	164,852	—	—	—	45,242	210,094
Multi-family	52,177	—	—	—	—	52,177
Equipment financing	3,167	—	—	—	2,585	5,752
Residential	1,354	—	—	—	921	2,275
Home equity	681	—	—	—	84	765

Total	$417,449	$14,923	$897	$—	$122,564	$555,833

	March 31, 2025
(In thousands)	Current	30-59 Days Past Due	60-89 Days Past Due	90 or More Days Past Due	Non-Accrual	Total
Commercial non-mortgage	$57,856	$1,015	$—	$—	$148,972	$207,843
Asset-based	23,718	—	—	—	—	23,718
Commercial real estate	116,386	—	—	—	30,012	146,398
Multi-family	692	1,721	—	—	—	2,413
Equipment financing	338	13	—	—	—	351
Residential	716	—	—	—	1,074	1,790
Home equity	420	—	—	—	464	884

Total	$200,126	$2,749	$—	$—	$180,522	$383,397

Loans that had been modified with borrowers experiencing financial difficulty in the 12 months preceding March 31, 2026, and that had a subsequent payment default during the three months ended March 31, 2026, were not significant. Loans that had been modified with borrowers experiencing financial difficulty in the 12 months preceding March 31, 2025, and that had a subsequent payment default during the three months ended March 31, 2025, also were not significant.

For the purpose of this disclosure, a payment default is defined as 90 or more days past due. Non-accrual loans that are modified to borrowers experiencing financial difficulty remain on non-accrual status until the borrower has demonstrated performance under the modified terms. Commitments to lend additional funds to borrowers experiencing financial difficulty whose loans had been modified were not significant.

Note 5: Goodwill and Other Intangible Assets

Goodwill

The following table summarizes changes in the carrying amount of goodwill:

(In thousands)	March 31, 2026	December 31, 2025
Balance, beginning of period	$2,897,522	$2,868,068
SecureSave acquisition (1)	941	29,454

Balance, end of period	$2,898,463	$2,897,522

(1)

The increase to the carrying amount of goodwill at March 31, 2026, reflects the effects of the measurement-period adjustment recorded during the first quarter of 2026 related to the acquisition of SecureSave in December 2025. Additional information regarding the SecureSave acquisition can be found within Note 2: Business Developments.

Information regarding goodwill by reportable segment can be found within Note 15: Segment Reporting.

Other Intangible Assets

The following table summarizes other intangible assets:

	March 31, 2026			December 31, 2025
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Core deposits	$339,465	$104,205	$235,260	$342,875	$98,483	$244,392
Customer relationships	120,855	62,130	58,725	120,855	59,255	61,600
Non-competition agreements	4,760	2,684	2,076	5,880	2,400	3,480
Trade name	6,100	2,643	3,457	6,100	2,338	3,762

Total other intangible assets	$471,180	$171,662	$299,518	$475,710	$162,476	$313,234

The remaining estimated aggregate future amortization expense for other intangible assets is as follows:

(In thousands)	March 31, 2026
Remainder of 2026	$26,648
2027	34,482
2028	31,370
2029	29,213
2030	28,272
Thereafter	149,533

Note 6: Deposits

The following table summarizes deposits by type:

(In thousands)	March 31, 2026	December 31, 2025
Non-interest-bearing:
Demand	$9,847,077	$10,082,854
Interest-bearing:
Checking	11,932,682	10,760,496
Health savings accounts	9,446,895	9,184,452
Money market	24,332,087	23,196,747
Savings	6,841,135	6,964,946
Time deposits	6,639,840	8,570,318

Total interest-bearing	$59,192,639	$58,676,959

Total deposits	$69,039,716	$68,759,813

Time deposits, money market, and interest-bearing checking obtained through brokers (1)	$1,670,013	$3,134,894
Aggregate amount of time deposit accounts that exceeded the FDIC limit (2)	1,454,233	1,494,626
Deposit overdrafts reclassified as loan balances	4,461	6,674

(1)	Excludes money market deposits received through interSYNC of $9.4 billion at March 31, 2026, and $9.3 billion at December 31, 2025.
(2)	Excludes an aggregate amount of time deposit accounts that were at the FDIC limit of $8.5 million at March 31, 2026, and $10.5 million at December 31, 2025.

The following table summarizes the scheduled maturities of time deposits:

(In thousands)	March 31, 2026
Remainder of 2026	$6,286,982
2027	286,202
2028	23,344
2029	16,013
2030	22,211
Thereafter	5,088

Total time deposits	$6,639,840

Note 7: Borrowings

Securities Sold Under Agreements to Repurchase

The following table summarizes securities sold under agreements to repurchase:

	March 31, 2026		December 31, 2025
(Dollars in thousands)	Total Outstanding	Rate	Total Outstanding	Rate

Securities sold under agreements to repurchase (1)	$69,756	0.12%	$596,738	3.32%

(1)	Securities sold under agreements to repurchase have an original maturity date of one year or less for the periods presented.

The Company’s repurchase agreement counterparties are limited to primary dealers in government securities and commercial and municipal customers through the Corporate Treasury function. The Company has the right of offset with respect to repurchase agreement assets and liabilities with the same counterparty when master netting agreements are in place. Securities sold under agreements to repurchase are presented as gross transactions at March 31, 2026, and at December 31, 2025, since only liabilities are outstanding. Agency MBS securities, which had an aggregate carrying value of $71.8 million at March 31, 2026, and $625.3 million at December 31, 2025, are pledged to secure repurchase agreements. These Agency MBS securities are subject to changes in market value and, therefore, the Company may increase or decrease the level of securities pledged as collateral based upon movements in market value.

The following tables represent the offsetting of repurchase agreements that are subject to master netting agreements:

March 31, 2026
Gross Amounts Not Offset in the Statement of Financial Position

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Liabilities Presented in the Statement of Financial Position
(In thousands)				Financial Instruments	Cash Collateral Pledged	Net Amount

Repurchase agreements	$—	$—	$—	$—	$—	$—

December 31, 2025
Gross Amounts Not Offset in the Statement of Financial Position

	Gross Amounts of Recognized Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Liabilities Presented in the Statement of Financial Position
(In thousands)				Financial Instruments (1)	Cash Collateral Pledged	Net Amount

Repurchase agreements	$494,420	$—	$494,420	$494,420	$—	$—

(1)

Amounts disclosed are limited to the balance of securities sold under agreements to repurchase reported on the accompanying Condensed Consolidated Balance Sheets that are subject to master netting agreements and, accordingly, exclude excess collateral pledged. At December 31, 2025, Agency MBS with an aggregate carrying value of $520.1 million was pledged as collateral against such securities sold under agreements to repurchase, resulting in an excess collateral positions of $25.6 million.

FHLB Advances

The following table summarizes information for FHLB advances:

	March 31, 2026		December 31, 2025
(Dollars in thousands)	Total Outstanding	Weighted- Average Contractual Coupon Rate	Total Outstanding	Weighted- Average Contractual Coupon Rate

Maturing within 1 year	$4,800,000	3.84%	$2,970,000	3.44%
After 1 but within 2 years	394	1.38	201	—
After 2 but within 3 years	—	—	201	2.75
After 3 but within 4 years	608	1.75	615	1.75
After 4 but within 5 years	3,638	1.25	3,669	1.25
After 5 years	5,979	2.16	6,032	2.16

Total FHLB advances	$4,810,619	3.84%	$2,980,718	3.44%

Aggregate market value of assets pledged as collateral	$17,752,710		$16,331,016
Remaining borrowing capacity at the FHLB of Boston	7,016,007		7,882,187

The Bank may borrow up to a discounted amount of eligible loans and securities that have been pledged as collateral to secure FHLB advances, which includes certain residential, multi-family, and commercial real estate loans, home equity lines of credit, Agency MBS, and Agency CMO. The Bank was in compliance with its FHLB collateral requirements at March 31, 2026, and at December 31, 2025.

Long-term Debt

The following table summarizes long-term debt:

(Dollars in thousands)	March 31, 2026	December 31, 2025
4.100% Senior fixed-rate notes due March 25, 2029 (1)	$316,059	$317,398
5.784% Fixed-rate reset subordinated notes due September 11, 2035	350,000	350,000
Junior subordinated debt Webster Statutory Trust I floating-rate notes due September 17, 2033 (2)	77,320	77,320

Total senior and subordinated debt	743,379	744,718
Discount on senior fixed-rate notes	(298)	(323)
Debt issuance cost on senior fixed-rate notes	(802)	(869)
Discount on fixed-rate reset subordinated notes	(2,479)	(2,545)
Debt issuance cost on fixed-rate reset subordinated notes	(1,488)	(1,527)

Total long-term debt (3)	$738,312	$739,454

(1)

The Company de-designated its fair value hedging relationship on these senior fixed-rate notes in 2020. A basis adjustment of $16.1 million at March 31, 2026, and $17.4 million at December 31, 2025, is included in the carrying value and is being amortized over the remaining life of the senior fixed-rate notes.

(2)

The interest rate on the Webster Statutory Trust I floating-rate notes varies quarterly based on 3-month SOFR plus a credit spread adjustment plus a market spread of 2.95%, which yielded 6.89% at March 31, 2026, and 6.92% at December 31, 2025.

(3)	The classification of debt as long-term is based on the initial term of greater than one year as of the date of issuance.

Additional information regarding the Company’s long-term debt can be found within Note 10: Borrowings in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Note 8: Stockholders’ Equity

The following table summarizes the changes in shares of preferred and common stock issued and common stock held as treasury stock:

	Preferred Stock Series F Issued	Preferred Stock Series G Issued	Common Stock Issued	Treasury Stock Held	Common Stock Outstanding
Balance at December 31, 2025	6,000	135,000	182,778,045	21,562,037	161,216,008
Stock compensation plan activity (1)	—	—	—	(832,989)	832,989
Balance at March 31, 2026	6,000	135,000	182,778,045	20,729,048	162,048,997

Balance at December 31, 2024	6,000	135,000	182,778,045	11,386,920	171,391,125
Stock compensation plan activity (1)	—	—	—	(772,605)	772,605
Common stock repurchase program	—	—	—	3,569,454	(3,569,454)
Balance at March 31, 2025	6,000	135,000	182,778,045	14,183,769	168,594,276

(1)

Reflects (i) common shares issued from Treasury stock for time-based restricted stock award grants, net of forfeitures, and the vesting of performance-based restricted stock awards of 1,253,851 and 1,157,278, in aggregate, during the three months ended March 31, 2026, and 2025, respectively, less (ii) common shares acquired outside of the Company’s common stock repurchase program related to stock compensation plan activity of 420,862 and 384,673 during the three months ended March 31, 2026, and 2025, respectively.

Common Stock Repurchase Program

Information regarding the Company’s common stock repurchase program be found within Note 11: Stockholders’ Equity in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. There were no common stock repurchases under the Company’s common stock repurchase program during the three months ended March 31, 2026.

Preferred Stock

Information regarding the Company’s preferred stock can be found within Note 11: Stockholders’ Equity in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Note 9: Accumulated Other Comprehensive (Loss), Net of Tax

The following tables summarize the change in each component of accumulated other comprehensive (loss), net of the related tax impact:

	Three months ended March 31, 2026
(In thousands)	Investment Securities Available- for-Sale	Derivative Financial Instruments	Defined Benefit Pension and Other Postretirement Benefit Plans	Total

Balance, beginning of period	$(334,113)	$3,741	$(20,472)	$(350,844)
Other comprehensive (loss) before reclassifications	(74,615)	(4,887)	—	(79,502)
Amounts reclassified from accumulated other comprehensive (loss) income	—	(245)	42	(203)

Other comprehensive (loss) income, net of tax	(74,615)	(5,132)	42	(79,705)

Balance, end of period	$(408,728)	$(1,391)	$(20,430)	$(430,549)

	Three months ended March 31, 2025
(In thousands)	Investment Securities Available- for-Sale	Derivative Financial Instruments	Defined Benefit Pension and Other Postretirement Benefit Plans	Total

Balance, beginning of period	$(520,318)	$(9,600)	$(26,465)	$(556,383)
Other comprehensive income before reclassifications	96,966	7,752	—	104,718
Amounts reclassified from accumulated other comprehensive (loss)	(385)	2,372	277	2,264

Other comprehensive income, net of tax	96,581	10,124	277	106,982

Balance, end of period	$(423,737)	$524	$(26,188)	$(449,401)

The following table further summarizes the amounts reclassified from accumulated other comprehensive (loss):

Accumulated Other Comprehensive (Loss) Components	Three months ended March 31,		Associated Line Item on the Condensed Consolidated Statements of Income
	2026	2025
(In thousands)
Investment securities available-for-sale:
Net gains (1)	$—	$528	Gain on sale of investment securities, net (2)
Tax (expense)	—	(143)	Income tax expense

Net of tax	$—	$385

Derivative financial instruments:
Interest payments (3)	$336	$(3,255)	Interest and fees on loans and leases
Tax (expense) benefit	(91)	883	Income tax expense

Net of tax	$245	$(2,372)

Defined benefit pension and other postretirement benefit plans:
Net actuarial (losses)	$(58)	$(380)	Other expense
Tax benefit	16	103	Income tax expense

Net of tax	$(42)	$(277)

(1)	Reclassification adjustments for investment securities available-for-sale that were sold are determined by reference to the unrealized gain or loss reported in the month prior to sale.
(2)

Gains and losses realized on sales of investment securities available-for-sale are generally included as a component of non-interest income on the accompanying Condensed Consolidated Statements of Income unless any portion or all of the loss is due to credit related factors, in which the amount is then included in the Provision for credit losses. None of the gross losses realized on sale of available-for-sale securities during the three months ended March 31, 2025, were due to credit related factors.

(3)

Over the next 12 months, an estimated $1.4 million related to cash flow hedge gain or loss will be reclassified from AOCL, decreasing Interest and fees on loans and leases as hedge interest payments are made.

Note 10: Regulatory Capital and Restrictions

Regulatory Capital Requirements

The Company and the Bank are subject to various regulatory capital requirements administered by the federal bank regulatory agencies. Failure to meet minimum capital requirements can initiate certain mandatory actions by regulators that could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and/or the regulatory framework for prompt corrective action, which applies to the Bank only, both the Company and the Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities, and certain off-balance sheet items calculated pursuant to regulatory directives. Capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by the Basel III Capital Rules, as adopted in the U.S., to ensure capital adequacy require the Company and the Bank to maintain minimum ratios of CET1 Risk-Based Capital, Tier 1 Risk-Based Capital, Total Risk-Based Capital, and Tier 1 Leverage Ratio, as defined in the regulations. CET1 capital consists of common stockholders’ equity, less deductions for goodwill and other intangible assets, and certain deferred tax adjustments. At the time of initial adoption of the Basel III Capital Rules, the Company had elected to opt-out of the requirement to include certain components of AOCI in CET1 capital. Tier 1 capital consists of CET1 capital plus preferred stock. Total capital consists of Tier 1 capital and Tier 2 capital, as defined in the regulations. Tier 2 capital includes qualifying subordinated debt and the permissible portion of the ACL.

Both the Company and the Bank were classified as “well-capitalized” at March 31, 2026, and at December 31, 2025.

The following tables provide information on the regulatory capital ratios for the Company and the Bank:

	March 31, 2026
	Actual		Minimum Requirement		Well Capitalized
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Webster Financial Corporation
CET1 Risk-Based Capital	$6,614,681	11.42%	$2,606,184	4.5%	$3,764,488	6.5%
Tier 1 Risk-Based Capital	6,898,660	11.91	3,474,912	6.0	4,633,216	8.0
Total Risk-Based Capital	8,045,478	13.89	4,633,216	8.0	5,791,519	10.0
Tier 1 Leverage Ratio	6,898,660	8.37	3,296,999	4.0	4,121,249	5.0
Webster Bank
CET1 Risk-Based Capital	$6,994,801	12.07%	$2,608,116	4.5%	$3,767,279	6.5%
Tier 1 Risk-Based Capital	6,994,801	12.07	3,477,488	6.0	4,636,651	8.0
Total Risk-Based Capital	7,718,266	13.32	4,636,651	8.0	5,795,814	10.0
Tier 1 Leverage Ratio	6,994,801	8.49	3,293,654	4.0	4,117,067	5.0

	December 31, 2025
	Actual		Minimum Requirement		Well Capitalized
(Dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
Webster Financial Corporation
CET1 Risk-Based Capital	$6,441,440	11.20%	$2,588,039	4.5%	$3,738,279	6.5%
Tier 1 Risk-Based Capital	6,725,419	11.69	3,450,719	6.0	4,600,959	8.0
Total Risk-Based Capital	7,861,688	13.67	4,600,959	8.0	5,751,199	10.0
Tier 1 Leverage Ratio	6,725,419	8.33	3,230,039	4.0	4,037,549	5.0
Webster Bank
CET1 Risk-Based Capital	$7,007,352	12.19%	$2,586,346	4.5%	$3,735,833	6.5%
Tier 1 Risk-Based Capital	7,007,352	12.19	3,448,461	6.0	4,597,948	8.0
Total Risk-Based Capital	7,720,373	13.43	4,597,948	8.0	5,747,435	10.0
Tier 1 Leverage Ratio	7,007,352	8.69	3,226,561	4.0	4,033,202	5.0

Dividend Restrictions

The Company is dependent upon dividends from the Bank to provide funds for the payment of dividends to stockholders and for other cash requirements. Dividends paid by the Bank are subject to various federal and state regulatory limitations. Express approval by the OCC is required if the effect of dividends declared would cause the regulatory capital of the Bank to fall below specified minimum levels or if the amount would exceed net income for that year combined with undistributed net income for the preceding two years. The Bank paid the Company dividends of $300.0 million for the three months ended March 31, 2026, and $100.0 million for the three months ended March 31, 2025, for which no express approval from the OCC was required.

Cash Restrictions

The Bank is required under Federal Reserve regulations to maintain cash reserve balances in the form of vault cash or deposits held at a FRB to ensure that it is able to meet customer demands. The reserve requirement ratio is subject to adjustment as economic conditions warrant. On March 26, 2020, the Federal Reserve reduced the reserve requirement ratios on all net transaction accounts to zero percent. As a result, the Bank has not been required to hold cash reserve balances since that date.

Note 11: Variable Interest Entities

The Company has an investment interest in the following entities that each meet the definition of a VIE. Information regarding the consolidation of VIEs can be found within Note 1: Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Consolidated

Rabbi Trusts. The Company had established a Rabbi Trust to meet its obligations due under the Webster Bank Deferred Compensation Plan for Directors and Officers. The funding of this Rabbi Trust and the discontinuation of the Webster Bank Deferred Compensation Plan for Directors and Officers occurred during 2012. In 2025, the Company amended the Rabbi Trust that had been established for the Webster Bank Deferred Compensation Plan for Directors and Officers to also cover the funding of its obligations due under the Webster Bank Deferred Director Fee Plan. Further, in connection with the merger with Sterling Bancorp in 2022, the Company acquired assets held in separate Rabbi Trusts that had respectively established to fund obligations due under the Greater New York Savings Bank Directors’ Retirement Plan and the Sterling National Bank Nonqualified Deferred Compensation Plan (renamed as the Webster Bank Nonqualified Deferred Compensation Plan).

The Company is considered the primary beneficiary of these Rabbi Trusts as it has the power to direct the activities that most significantly impact their economic performance and it has the obligation to absorb losses and/or the right to receive benefits that could potentially be significant. The aggregate carrying value of the Company’s Rabbi Trust assets was $31.4 million at March 31, 2026, and $28.6 million at December 31, 2025, the majority of which are included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance sheets, with a portion also included in the Cash surrender value of life insurance policies. Investment earnings and changes in fair value, and changes in cash surrender value, are included in Other income and the Cash surrender value of life insurance policies, respectively, on the accompanying Condensed Consolidated Statements of Income. Additional information regarding the Rabbi Trusts’ investments reported at fair value can be found within Note 14: Fair Value Measurements.

Non-Consolidated

Low-Income Housing Tax Credit Investments. The Company makes non-marketable equity investments in entities that sponsor affordable housing and other community development projects that qualify for the LIHTC Program pursuant to Section 42 of the Internal Revenue Code. The purpose of these investments is to not only assist the Bank in meeting its responsibilities under the CRA, but also to provide a return, primarily through the realization of tax benefits. While the Company’s investment in an entity may exceed 50% of its outstanding equity interests, the entity is not consolidated as the Company is not the primary beneficiary. The Company has determined that it is not the primary beneficiary due to its inability to direct the activities that most significantly impact economic performance. The Company applies the proportional amortization method to subsequently measure its investments in qualified affordable housing projects.

The following table summarizes the Company’s LIHTC investments and related unfunded commitments:

(In thousands)	March 31, 2026	December 31, 2025
Gross investment in LIHTC investments	$1,633,042	$1,605,955
Accumulated amortization	(375,728)	(337,375)

Net investment in LIHTC investments	$1,257,314	$1,268,580

Unfunded commitments for LIHTC investments	$590,942	$634,092

The Company approved commitments to fund LIHTC investments of $27.1 million during the three months ended March 31, 2026, and $70.8 million during the three months ended March 31, 2025.

The aggregate carrying value of the Company’s LIHTC investments and the related unfunded commitments are included in Accrued interest receivable and other assets and Accrued expenses and other liabilities, respectively, on the accompanying Condensed Consolidated Balance Sheets. The Company’s maximum exposure to loss related to its LIHTC investments is generally the aggregate carrying value as of each reporting date. However, income tax credits recognized related to these investments are subject to recapture by taxing authorities for up to a period of 15 years based on compliance provisions that are required to be met at the project level.

The following table summarizes the amount of income tax credits, other income tax benefits, and investment amortization generated from the Company’s LIHTC investments, which are recognized as a component of income tax expense on the accompanying Condensed Consolidated Statements of Income:

	Three months ended March 31,
(In thousands)	2026	2025
Income tax credits and other income tax benefits from LIHTC investments	$(49,701)	$(41,706)
Investment amortization from LIHTC investments	38,353	32,061

Income tax credits and other income tax benefits, and investment amortization generated from the Company’s LIHTC investments, are included as a component of operating activities on the accompanying Condensed Consolidated Statements of Cash Flows.

Webster Statutory Trust I. The Company owns all the outstanding common stock of Webster Statutory Trust I, a financial vehicle that has issued, and in the future may issue, trust preferred securities. The Company is not the primary beneficiary of Webster Statutory Trust I. The only assets of Webster Statutory Trust I are junior subordinated debentures that are issued by the Company, which were acquired using the proceeds from the issuance of trust preferred securities and common stock. The junior subordinated debentures are included in Long-term debt on the accompanying Condensed Consolidated Balance Sheets, and the related interest expense is included in Long-term debt on the accompanying Condensed Consolidated Statements of Income. Additional information regarding these junior subordinated debentures can be found within Note 10: Borrowings in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Multi-family Securitization Trusts. In 2024, the Company completed a multi-family securitization. The Company has determined that it is not the primary beneficiary of the multi-family securitization trusts since it does not have the power to direct the activities that would have the most significant impact on their economic performance. The Company’s maximum exposure related to the multi-family securitization trusts is $36.4 million, which represents its obligation to Freddie Mac to guarantee losses up to 12% of the aggregate UPB of the loans at the time of sale. The obligation is secured in full by an irrevocable letter of credit issued by the FHLB. Additional information regarding this multi-family securitization can be found within Note 2: Business Developments in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Joint Venture with Marathon Asset Management. The Company, through its subsidiary MW Advisor Holding, LLC, owns a 50 percent interest in both MW Advisor, LLC and Marathon Direct Lending SLP, LLC. The Company (i) will receive a management fee for investment advisory and other related services performed by MW Advisor, LLC on behalf of a certain investment fund formed in connection with the joint venture (the “Fund”), and (ii) may be entitled to receive certain special limited partner carried interest distributions through its interest in Marathon Direct Lending SLP, LLC, as the designated special limited partner of the Fund. The Company has determined that it is not the primary beneficiary of either MW Advisor, LLC, Marathon Direct Lending SLP, LLC, or the Fund since it does not have the power to make decisions or control the activities that would most significantly affect their economic performance.

The carrying value of the Company’s investment in MW Advisor, LLC and Marathon Direct Lending SLP, LLC, which is included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance Sheets, was not significant at March 31, 2026, and at December 31, 2025, and its maximum exposure to loss is equal to the carrying value plus contractual obligations to provide capital contributions in the future, if any, which also is not significant.

Other Non-Marketable Investments. The Company invests in alternative investments comprising interests in non-public entities that cannot be redeemed since the investment is distributed as the underlying equity is liquidated. The ultimate timing and amount of these distributions cannot be predicted with reasonable certainty. For each of these alternative investments that is classified as a VIE, the Company has determined that it is not the primary beneficiary due to its inability to direct the activities that most significantly impact economic performance. The aggregate carrying value of the Company’s other non-marketable investments was $278.6 million at March 31, 2026, and $271.1 million at December 31, 2025, which is included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance Sheets, and its maximum exposure to loss, including unfunded commitments, was $404.8 million and $401.2 million, respectively. Additional information regarding other non-marketable investments can be found within Note 14: Fair Value Measurements.

Note 12: Earnings Per Common Share

The following table summarizes the calculation of basic and diluted earnings per common share:

	Three months ended March 31,
(In thousands, except per share data)	2026	2025
Net income	$246,231	$226,917
Less: Preferred stock dividends	4,163	4,163
Income allocated to participating securities	2,794	2,387

Net income applicable to common stockholders	$239,274	$220,367

Weighted-average common shares outstanding - basic	159,534	169,182
Add: Effect of dilutive stock options and restricted stock	316	362

Weighted-average common shares - diluted	159,850	169,544

Earnings per common share - basic	$1.50	$1.30
Earnings per common share - diluted	1.50	1.30

Earnings per common share is calculated under the two-class method in which all earnings, distributed and undistributed, are allocated to common stock and participating securities based on their respective rights to receive dividends. The Company may provide for the grant of stock options, stock appreciation rights, restricted stock, performance-based stock, and stock units to eligible employees and directors under its stock incentive plan. Holders of restricted stock are entitled to receive non-forfeitable dividends during the vesting period on a basis equivalent to the dividends paid to holders of common stock. These unvested awards meet the definition of participating securities.

Potential common shares from performance-based restricted stock that were not included in the computation of diluted earnings per common share because they were anti-dilutive under the treasury stock method were zero for the three months ended March 31, 2026, and 46,900 for the three months ended March 31, 2025. Additional information regarding the issuance of stock awards under the Company’s stock incentive plan can be found within Note 19: Stock-Based Compensation Plans in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Note 13: Derivative Financial Instruments

Derivative Positions and Offsetting

Derivatives Designated in Hedge Relationships. Interest rate swaps allow the Company to change the fixed or variable nature of an interest rate without the exchange of the underlying notional amount. Certain pay fixed/receive variable interest rate swaps are designated as cash flow hedges to effectively convert variable-rate debt into fixed-rate debt, whereas certain receive fixed/pay variable interest rate swaps are designated as fair value hedges to effectively convert fixed-rate debt into variable-rate debt. Certain purchased options are also designated as cash flow hedges, allowing the Company to limit the potential adverse impact of variable interest rates by establishing a cap rate or floor rate in exchange for an upfront premium. The purchased options designated as cash flow hedges represent interest rate caps where payment is received from the counterparty if interest rates rise above the cap rate, and interest rate floors where payment is received from the counterparty when interest rates fall below the floor rate. The maximum length of time over which forecasted transactions are hedged is 2.3 years.

Derivatives Not Designated in Hedge Relationships. The Company also enters into derivative transactions that are not designated in hedge relationships. The Company has a back-to-back swap program, whereby it enters into an interest rate swap with a qualified customer and simultaneously enters into an equal and opposite interest rate swap with a swap counterparty, to hedge interest rate risk. Derivative assets and derivative liabilities with the same counterparty are presented on a net basis when master netting agreements are in place.

The following tables present the notional amounts and fair values, including accrued interest, of derivative positions:

	March 31, 2026

	Asset Derivatives		Liability Derivatives

(In thousands)	Notional Amounts	Fair Value	Notional Amounts	Fair Value

Designated in hedge relationships:
Interest rate derivatives (1)	$2,750,000	$3,145	$2,750,000	$1,414
Not designated in hedge relationships:
Interest rate derivatives (1)	10,022,504	199,980	9,977,467	199,718
Mortgage banking derivatives	811	10	—	—
Other (2)	300,604	442	1,069,582	537

Total not designated in hedge relationships	10,323,919	200,432	11,047,049	200,255

Gross derivative financial instruments, before netting	$13,073,919	203,577	$13,797,049	201,669

Less: Master netting agreements		39,145		39,145
Cash collateral pledged		120,487		6,040

Total derivative financial instruments, after netting		$43,945		$156,484

	December 31, 2025

	Asset Derivatives		Liability Derivatives

(In thousands)	Notional Amounts	Fair Value	Notional Amounts	Fair Value

Designated in hedge relationships:
Interest rate derivatives (1)	$4,500,000	$6,258	$500,000	$403
Not designated in hedge relationships:
Interest rate derivatives (1)	9,989,160	223,685	9,989,160	222,794
Mortgage banking derivatives	4,032	67	—	—
Other (2)	412,075	191	1,014,621	517

Total not designated in hedge relationships	10,405,267	223,943	11,003,781	223,311

Gross derivative financial instruments, before netting	$14,905,267	230,201	$11,503,781	223,714

Less: Master netting agreements		65,063		65,063
Cash collateral pledged		84,056		12,053

Total derivative financial instruments, after netting		$81,082		$146,598

(1)

The notional amounts of interest rate swaps that were centrally-cleared through clearing houses was $191.9 million at March 31, 2026, and $65.3 million at December 31, 2025, for asset derivatives, and $1.2 million at March 31, 2026, and $126.5 million at December 31, 2025, for liability derivatives. Interest rate swaps that are centrally-cleared through clearing houses are “settled-to-market” and considered a single unit of account. In accordance with their rule books, clearing houses record the variation margin transferred for settled-to-market derivatives as a legal settlement of the derivative contract (i.e., the variation margin legally settles the outstanding exposure, but does not result in any other change or reset of the contractual terms of the derivative). The fair values of the Company’s settled-to-market interest rate swaps are presented net on the accompanying Condensed Consolidated Balance Sheets and approximated zero at March 31, 2026, and at December 31, 2025.

(2)

Other derivatives not designated in hedge relationships included foreign currency forward contracts related to lending arrangements, a Visa equity swap transaction, and risk participation agreements. The notional amount of risk participation agreements was $255.0 million at March 31, 2026, and $370.1 million at December 31, 2025, for asset derivatives, and $1.0 billion at March 31, 2026, and $965.4 million at December 31, 2025, for liability derivatives, all of which had immaterial related fair values.

The following tables represent the offsetting of derivative financial instruments that are subject to master netting agreements:

	March 31, 2026

				Gross Amounts Not Offset in the Statement of Financial Position

	Gross Amounts of Recognized Assets/Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Assets/Liabilities Presented in the Statement of Financial Position
(In thousands)				Financial Instruments	Cash Collateral Pledged	Net Amount

Asset derivatives	$159,632	$39,145	$120,487	$—	$120,487	$—
Liability derivatives	45,917	39,145	6,772	—	6,040	732

	December 31, 2025

				Gross Amounts Not Offset in the Statement of Financial Position

	Gross Amounts of Recognized Assets/Liabilities	Gross Amounts Offset in the Statement of Financial Position	Net Amounts of Assets/Liabilities Presented in the Statement of Financial Position
(In thousands)				Financial Instruments	Cash Collateral Pledged	Net Amount

Asset derivatives	$153,854	$65,063	$88,791	$—	$84,056	$4,735
Liability derivatives	77,167	65,063	12,104	—	12,053	51

Derivative Activity

The following table summarizes the income statement effect of derivatives designated in hedge relationships:

	Recognized in Net Interest Income	Three months ended March 31,

(In thousands)		2026	2025

Cash flow hedges:
Interest rate derivatives (1)	Interest and fees on loans and leases	$336	$(3,255)

(1)	Additional information regarding the amounts recognized in net income related to cash flow hedge activities can be found within Note 9: Accumulated Other Comprehensive (Loss), Net of Tax.

The following table summarizes the income statement effect of derivatives not designated in hedge relationships:

	Recognized in Non-interest Income	Three months ended March 31,

(In thousands)		2026	2025

Interest rate derivatives	Other income	$3,864	$(2,824)
Mortgage banking derivatives	Other income	(57)	(13)
Other	Other income	(885)	(987)

Total not designated in hedge relationships		$2,922	$(3,824)

Derivative Exposure. At March 31, 2026, the Company had $132.8 million of cash collateral received and $6.0 million of cash collateral posted included in Cash and due from banks on the accompanying Condensed Consolidated Balance Sheets. In addition, at March 31, 2026, the Company had $3.4 million in initial margin posted at clearing houses, which is included in Accrued interest receivable and other assets on the accompanying Condensed Consolidated Balance Sheets. The Company regularly evaluates the credit risk of its derivative customers, taking into account the likelihood of default, net exposures, and remaining contractual life, among other related factors. Credit risk exposure is mitigated as transactions with customers are generally secured by the same collateral of the underlying transactions. The current net credit exposure relating to customer derivatives was $43.9 million at March 31, 2026. The Company also monitors potential future exposure, which represents its best estimate of exposure to remaining contractual maturity. The potential future exposure relating to customer derivatives was $122.3 million at March 31, 2026. The Company has incorporated a credit valuation adjustment to reflect non-performance risk in the fair value measurement of its derivative financial instruments, which totaled $4.4 million at March 31, 2026, and $4.2 million at December 31, 2025. Various factors impact the change in the credit valuation adjustment over time, such as changes in the credit spreads of the contracted parties, and changes in market rates and volatilities, which can affect the total expected exposure of the derivative financial instruments.

Additional information regarding the Company’s accounting policies for derivative financial instruments can be found within Note 1: Summary of Significant Accounting Policies in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

Note 14: Fair Value Measurements

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The determination of fair value may require the use of estimates when quoted market prices are not available. Fair value estimates made at a specific point in time are based on management’s judgments regarding future expected losses, current economic conditions, the risk characteristics of each financial instrument, and other subjective factors that cannot be determined with precision.

The framework for measuring fair value provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three levels within the fair value hierarchy are as follows:

•	Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access at the measurement date.

•

Level 2: Inputs to the valuation methodology include quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in inactive markets, inputs other than quoted prices that are observable for the asset or liability (i.e., interest rates, rate volatility, prepayment speeds, and credit ratings), or inputs that are derived principally from or corroborated by market data, correlation, or other means.

•

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement. This includes certain pricing models or other similar techniques that require significant management judgment or estimation.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

Available-for-Sale Securities. When unadjusted quoted prices are available in an active market, the Company classifies its available-for-sale securities within Level 1 of the fair value hierarchy. When quoted market prices are not available, the Company employs an independent pricing service that utilizes matrix pricing to calculate fair value. These fair value measurements consider observable data, such as dealer quotes, market spreads, cash flows, yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the respective terms and conditions of debt instruments. Management maintains procedures to monitor the pricing service’s results and has a process in place to challenge their valuations and methodologies. Government agency debentures, Agency CMO, Agency MBS, Agency CMBS, Municipal bonds and notes, CMBS, Corporate debt, Private label MBS, and Other available-for-sale securities are classified within Level 2 of the fair value hierarchy.

Derivative Financial Instruments. The fair values presented for derivative financial instruments include any accrued interest. Foreign exchange contracts are valued based on unadjusted quoted prices in active markets and, accordingly, are classified within Level 1 of the fair value hierarchy. Except for mortgage banking derivatives, all other derivative financial instruments are valued using third-party valuation software, which considers the present value of cash flows discounted using observable forward rate assumptions. The resulting fair value is then validated against valuations performed by dealer counterparties. Credit valuation adjustments, which are included in the fair value of derivative financial instruments, utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by its counterparties. When credit valuation adjustments are significant to the overall fair value of a derivative financial instrument, the Company classifies that derivative financial instrument in Level 3 of the fair value hierarchy. Otherwise, derivative financial instruments are generally classified within Level 2 of the fair value hierarchy. The Company’s credit valuation adjustments were not considered significant to the overall fair value of its derivative financial instruments at March 31, 2026, and at December 31, 2025.

Mortgage Banking Derivatives. The Company uses forward sales of mortgage loans and mortgage-backed securities to manage the risk of loss associated with its mortgage loan commitments and mortgage loans held for sale. Prior to closing and funding certain single-family residential mortgage loans, an interest rate lock commitment is generally extended to the borrower. During this in-between time period, the Company is subject to the risk that market interest rates may change. If rates rise, investors generally will pay less to purchase mortgage loans, which would result in a reduction in the gain on sale of the loans, or possibly a loss. In an effort to mitigate this risk, forward delivery sales commitments are established in which the Company agrees to either deliver whole mortgage loans to various investors or issue mortgage-backed securities. The fair value of mortgage banking derivatives is determined based on current market prices for similar assets in the secondary market. Accordingly, mortgage banking derivatives are classified within Level 2 of the fair value hierarchy.

Loans Originated for Sale. The Company has elected to measure residential mortgage loans originated for sale at fair value under the fair value option per ASC Topic 825, Financial Instruments. Electing to measure residential mortgage loans originated for sale at fair value reduces certain timing differences and better reflects the price the Company would expect to receive from the sale of these loans. The fair value of residential mortgage loans originated for sale is based on quoted market prices of similar loans sold in conjunction with securitization transactions. Accordingly, residential mortgage loans originated for sale are classified within Level 2 of the fair value hierarchy.

The following table compares the fair value to the UPB of residential mortgage loans originated for sale:

	March 31, 2026			December 31, 2025
(In thousands)	Fair Value	UPB	Difference	Fair Value	UPB	Difference
Originated loans held for sale	$1,734	$1,752	$(18)	$2,142	$2,068	$74

Rabbi Trust Investments. Investments held in the Company’s Rabbi Trusts that are reported at fair value consist primarily of mutual funds that invest in equity and fixed income securities. Shares of these mutual funds are valued based on the NAV as reported by the trustee of the funds, which represents quoted prices in active markets. Accordingly, these investments are classified within Level 1 of the fair value hierarchy. The total cost basis of the investments held in the Company’s Rabbi Trusts that are reported at fair value was $11.3 million at March 31, 2026, and $11.2 million at December 31, 2025.

Alternative Investments. Equity investments have a readily determinable fair value when unadjusted quoted prices are available in an active market for identical assets. Accordingly, these alternative investments are classified within Level 1 of the fair value hierarchy. The Company did not have any equity investments with a readily determinable fair value at March 31, 2026, and at December 31, 2025.

Equity investments that do not have a readily determinable fair value may qualify for the NAV practical expedient if they meet certain requirements. The Company’s alternative investments measured at NAV consist of investments in non-public entities that cannot be redeemed since investments are distributed as the underlying equity is liquidated. Alternative investments measured at NAV are not classified within the fair value hierarchy. The Company’s alternative investments measured at NAV had a total carrying amount of $62.0 million at March 31, 2026, and $57.5 million at December 31, 2025, and a total remaining unfunded commitment of $53.1 million and $52.2 million, respectively.

Contingent Consideration. The Company recorded contingent consideration at fair value related to one earn-out agreement associated with the SecureSave acquisition completed in December 2025. The earn-out is based on total program deposits measured as of three future measurement dates, with a payment due only if total program deposits exceed the program deposit threshold and, if so, (i) equal to total program deposits multiplied by the applicable earn-out rate for the measurement dates on December 31, 2026, and December 31, 2027, and (ii) equal to the total program deposits in excess of the program deposit threshold multiplied by the earn-out rate for the measurement date on December 31, 2028. The contingent consideration is payable in cash up to an aggregate maximum of $35.0 million.

The following tables summarize the significant inputs used to derive the estimated fair value of the Company’s contingent consideration liabilities associated with the SecureSave acquisition (dollars in thousands):

	March 31, 2026
	Contractual Inputs			Unobservable Inputs
Measurement Date	Program Deposit Threshold	Earn-Out Rate	Aggregate Maximum Earn-Out	Projected Program Deposits	Discount Factor on Projected Program Deposits	Deposit Volatility	Payout Present Value Factor	Fair Value
December 31, 2026	$145,000	1.0%	$35,000	$64,037	0.94	14.0%	0.95	$—
December 31, 2027	402,500	1.5	35,000	406,931	0.83	14.0	0.91	1,163
December 31, 2028	681,000	5.0	35,000	1,034,752	0.71	14.0	0.86	6,027

	December 31, 2025
	Contractual Inputs			Unobservable Inputs
Measurement Date	Program Deposit Threshold	Earn-Out Rate	Aggregate Maximum Earn-Out	Projected Program Deposits	Discount Factor on Projected Program Deposits	Deposit Volatility	Payout Present Value Factor	Fair Value

December 31, 2026	$145,000	1.0%	$35,000	$146,700	0.92	14.0%	0.94	$417
December 31, 2027	402,500	1.5	35,000	485,405	0.79	14.0	0.90	2,998
December 31, 2028	681,000	5.0	35,000	1,034,752	0.68	14.0	0.86	5,005

The estimated fair value of the SecureSave contingent consideration liability is measured on a recurring basis and determined using a Monte Carlo simulation which utilizes contractual inputs and management’s evaluation of unobservable inputs such as projected program deposits, discount factor on projected program deposits, deposit volatility, and the payout present value factor. The unobservable inputs, which are the responsibility of management and were initially calculated with the assistance of a third-party valuation specialist, are not observable, and accordingly, are classified within Level 3 of the fair value hierarchy.

Contingent consideration liabilities are included in Accrued expenses and other liabilities on the accompanying Condensed Consolidated Balance Sheets. Any fair value adjustments to contingent consideration liabilities are included in Other income on the accompanying Condensed Consolidated Statements of Income.

The following tables summarize the fair values of assets and liabilities measured at fair value on a recurring basis:

	March 31, 2026
(In thousands)	Level 1	Level 2	Level 3	Total
Financial Assets:
Available-for-sale securities:
Government agency debentures	$—	$196,087	$—	$196,087
Agency CMO	—	23,563	—	23,563
Agency MBS	—	5,367,620	—	5,367,620
Agency CMBS	—	3,680,450	—	3,680,450
Municipal bonds and notes	—	107,209	—	107,209
CMBS	—	858,287	—	858,287
Corporate debt	—	301,361	—	301,361
Private label MBS	—	37,186	—	37,186
Other	—	9,500	—	9,500

Total available-for-sale securities	—	10,581,263	—	10,581,263
Gross derivative financial instruments, before netting (1)	424	203,153	—	203,577
Originated loans held for sale	—	1,734	—	1,734
Investments held in Rabbi Trusts	15,534	—	—	15,534
Alternative investments measured at NAV (2)	—	—	—	61,989

Total financial assets	$15,958	$10,786,150	$—	$10,864,097

Financial Liabilities:
Gross derivative financial instruments, before netting (1)	$435	$201,234	$—	$201,669
Contingent consideration	—	—	7,190	7,190

Total financial liabilities	$435	$201,234	$7,190	$208,859

	December 31, 2025
(In thousands)	Level 1	Level 2	Level 3	Total
Financial Assets:
Available-for-sale securities:
Government agency debentures	$—	$197,650	$—	$197,650
Agency CMO	—	24,856	—	24,856
Agency MBS	—	5,057,273	—	5,057,273
Agency CMBS	—	3,526,010	—	3,526,010
Municipal bonds and notes	—	109,619	—	109,619
CMBS	—	718,412	—	718,412
Corporate debt	—	328,145	—	328,145
Private label MBS	—	38,052	—	38,052
Other	—	9,483	—	9,483

Total available-for-sale securities	—	10,009,500	—	10,009,500
Gross derivative financial instruments, before netting (1)	152	230,049	—	230,201
Originated loans held for sale	—	2,142	—	2,142
Investments held in Rabbi Trusts	15,415	—	—	15,415
Alternative investments measured at NAV (2)	—	—	—	57,549

Total financial assets	$15,567	$10,241,691	$—	$10,314,807

Financial Liabilities:
Gross derivative financial instruments, before netting (1)	$417	$223,297	$—	$223,714
Contingent consideration	—	—	8,420	8,420

Total financial liabilities	$417	$223,297	$8,420	$232,134

(1)

Additional information regarding the impact of netting derivative assets and derivative liabilities, as well as the impact from offsetting cash collateral with the same derivative counterparties, can be found within Note 13: Derivative Financial Instruments.

(2)	Certain alternative investments are recorded at NAV. Assets measured at NAV are not classified within the fair value hierarchy.

Assets Measured at Fair Value on a Non-Recurring Basis

The Company measures certain assets at fair value on a non-recurring basis. The following is a description of the valuation methodologies used for assets measured at fair value on a non-recurring basis.

Alternative Investments. The measurement alternative has been elected for alternative investments without readily determinable fair values that do not qualify for the NAV practical expedient. The measurement alternative requires investments to be measured at cost less impairment, if any, plus or minus adjustments resulting from observable price changes in orderly transactions for an identical or similar investment of the same issuer. Accordingly, these alternative investments are classified within Level 2 of the fair value hierarchy.

The total carrying amount of the Company’s alternative investments for which the measurement alternative has been elected was $86.0 million at March 31, 2026, and $86.1 million at December 31, 2025, and of which, $1.4 million and $7.5 million respectively, were considered to be measured at fair value. There were $0.4 million in total write-ups due to observable price changes and $0.2 million write-downs due to impairment during the three months ended March 31, 2026. In addition, during the three months ended March 31, 2026, the Company sold $2.2 million of alternative investments for which the measurement alternative has been elected for proceeds of $3.7 million, which resulted in total gains on sale of $1.5 million.

Loans Transferred to Held for Sale. Once a decision has been made to sell loans that were not previously classified as held for sale, these loans are transferred into the held for sale category and carried at the lower of cost or fair value, less estimated costs to sell. At the time of transfer and classification as held for sale, any amount by which cost exceeds fair value is accounted for as a valuation allowance. This activity generally pertains to loans with observable inputs and, therefore, are classified within Level 2 of the fair value hierarchy. However, should these loans include adjustments for changes in loan characteristics based on unobservable inputs, the loans would then be classified within Level 3 of the fair value hierarchy. Loans included on the Condensed Consolidated Balance Sheets that had been transferred to held for sale were $12.7 million at March 31, 2026, and at December 31, 2025.

Collateral Dependent Loans and Leases. Loans and leases for which repayment is substantially expected to be provided through the operation or sale of collateral are considered collateral dependent, and are valued based on the estimated fair value of the collateral, less estimated costs to sell at the reporting date, using customized discounting criteria. Accordingly, collateral dependent loans and leases are classified within Level 3 of the fair value hierarchy.

Other Real Estate Owned and Repossessed Assets. OREO and repossessed assets are held at the lower of cost or fair value and are considered to be measured at fair value when recorded below cost. The fair value of OREO is calculated using independent appraisals or internal valuation methods, less estimated selling costs, and may consider available pricing guides, auction results, and price opinions. Certain repossessed assets may also require assumptions about factors that are not observable in an active market when determining fair value. Accordingly, OREO and repossessed assets are classified within Level 3 of the fair value hierarchy. The total carrying amount of OREO and repossessed assets was $1.9 million at March 31, 2026, and $1.5 million at December 31, 2025. In addition, the amortized cost of consumer loans secured by residential real estate property that were in the process of foreclosure at March 31, 2026, was $8.0 million.

Estimated Fair Values of Financial Instruments

The Company is required to disclose the estimated fair values of certain financial instruments. The following is a description of the valuation methodologies used to estimate fair value for those assets and liabilities.

Cash and Cash Equivalents. Given the short time frame to maturity, the carrying amount of cash and cash equivalents, which is comprised of Cash and due from banks and Interest-bearing deposits, approximates fair value. Cash and cash equivalents are classified within Level 1 of the fair value hierarchy.

Held-to-Maturity Securities, net. When quoted market prices are not available, the Company employs an independent pricing service that utilizes matrix pricing to calculate fair value. These fair value measurements consider observable data, such as dealer quotes, market spreads, cash flows, yield curves, live trading levels, trade execution data, market consensus prepayment speeds, credit information, and the respective terms and conditions of debt instruments. Management maintains procedures to monitor the pricing service’s results and has a process in place to challenge their valuations and methodologies. Held-to-maturity securities, which include Agency CMO, Agency MBS, Agency CMBS, Municipal bonds and notes, and CMBS, are classified within Level 2 of the fair value hierarchy.

Loans and Leases, net. Except for collateral dependent loans and leases, the fair value of loans and leases held for investment is estimated using a discounted cash flow methodology, based on future prepayments and market interest rates inclusive of an illiquidity discount for comparable loans and leases. The associated cash flows are then adjusted for associated credit risks and other potential losses, as appropriate. Loans and leases, net are classified within Level 3 of the fair value hierarchy.

Deposit Liabilities. The fair value of deposit liabilities, which is comprised of non-interest-bearing demand deposits, interest-bearing checking, health savings, money market, and savings accounts, reflects the amount payable on demand at the reporting date. Deposit liabilities are classified within Level 2 of the fair value hierarchy.

Time Deposits. The fair value of fixed-maturity certificates of deposit is estimated by discounting contractual cash flows using current market rates for financial instruments with similar maturities. Time deposits are classified within Level 2 of the fair value hierarchy.

Securities Sold Under Agreements to Repurchase. The fair value of securities sold under agreements to repurchase that mature within 90 days approximates their carrying value. The fair value of securities sold under agreements to repurchase that mature after 90 days is estimated using a discounted cash flow methodology based on current market rates and adjusted for associated credit risks, as appropriate. Securities sold under agreements to repurchase are classified within Level 2 of the fair value hierarchy.

Federal Home Loan Bank Advances and Long-Term Debt. The fair value of FHLB advances and long-term debt is estimated using a discounted cash flow methodology in which discount rates are matched with the time period of the expected cash flows and adjusted for associated credit risks, as appropriate. FHLB advances and long-term debt are each classified within Level 2 of the fair value hierarchy.

The following table summarizes the carrying amounts, estimated fair values, and classifications within the fair value hierarchy for selected financial instruments:

	March 31, 2026		December 31, 2025
(In thousands)	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Assets:
Level 1
Cash and cash equivalents	$2,860,164	$2,860,164	$2,449,525	$2,449,525
Level 2
Held-to-maturity securities, net	7,838,979	6,962,140	7,969,575	7,168,583
Level 3
Loans and leases, net	56,515,108	55,689,339	55,877,699	54,892,526
Liabilities:
Level 2
Deposit liabilities	$62,399,876	$62,399,876	$60,189,495	$60,189,495
Time deposits	6,639,840	6,618,676	8,570,318	8,553,998
Securities sold under agreements to repurchase	69,756	69,749	596,738	596,872
FHLB advances	4,810,619	4,806,868	2,980,718	2,978,201
Long-term debt (1)	738,312	789,993	739,454	791,945

(1)	Any unamortized premiums/discounts, debt issuance costs, or basis adjustments to long-term debt, as applicable, are excluded from the determination of fair value.

Note 15: Segment Reporting

The Company’s operations are organized into three reportable segments that represent its differentiated lines of business: Commercial Banking, Healthcare Financial Services, and Consumer Banking. The Company’s CODM is the Chairman and Chief Executive Officer. The CODM uses income before income taxes and the provision for credit losses, referred to as PPNR, to allocate resources, including financial and capital resources, employees, and property, for each segment predominantly in the annual budget and forecasting process. The CODM considers budget-to-actual variances on a monthly basis when making decisions about allocating resources to the segments. The CODM also uses PPNR to assess the performance of each segment and in the compensation of certain employees.

Commercial Banking delivers financial solutions nationally to a wide range of companies, investors, government entities, and other public and private institutions. Commercial Banking helps its clients achieve their business and financial goals with expertise in Commercial Real Estate, Middle Market, Sponsor and Specialty Finance, Verticals and Regional Banking, Asset Based Lending and Commercial Services, and Treasury Management. Commercial Banking’s Private Banking team also pairs holistic wealth solutions, including tailored lending, with commercial banking services.

Healthcare Financial Services includes HSA Bank and Ametros. HSA Bank is one the country’s largest providers of employee benefits solutions, including being one of the leading bank administrators of HSAs, emergency savings accounts, and flexible spending account administration services in 50 states. Ametros, the nation’s largest professional administrator of medical insurance claim settlements, helps individuals manage their ongoing medical care through their CareGuard service and proprietary technology platform.

Consumer Banking delivers customized financial solutions to individuals, families, and small to mid-sized businesses through its experienced relationship managers and wealth advisors across 195 banking centers located throughout the Northeast. Consumer Banking offers a full suite of deposit, lending, treasury management, and wealth management solutions. Consumer Banking also provides a fully digital banking experience through its mobile banking app and BrioDirect.

From time to time, the Company may make reclassifications among the reportable segments to more appropriately reflect management’s view of the business and/or based on changes in the Company’s organizational structure or product lines. Accordingly, the results derived are not necessarily comparable with similar financial information published by other financial institutions. Additionally, because of the interrelationships of the segments, the financial information presented is not indicative of how the segments would perform if they operated as independent entities.

Corporate and Reconciling Category

Certain Treasury activities and other corporate and functional divisions, such as information technology, human resources, risk management, bank operations, and the operations of interSYNC, and amounts required to reconcile non-GAAP profitability metrics to those reported in accordance with GAAP are included in the Corporate and Reconciling category.

In addition to the amounts required to reconcile non-GAAP profitability metrics (i.e., estimates for FTP, allocations of equity capital) to those reported in accordance with GAAP, revenues reported in the Corporate and Reconciling category also include income associated with certain Treasury activities, such as from sales of investments securities, extinguishments of borrowings, certain derivative transactions, and bank-owned life insurance policies, and immaterial revenues from contracts with customers attributable to interSYNC. Neither the Treasury function nor interSYNC operations meet the definition of an operating segment, and therefore, are not considered for determining reportable segments.

Total assets reported in the Corporate and Reconciling category consists primarily of cash and cash equivalents, investment securities, FHLB/FRB stock, and other assets. The ACL on loans and leases is also reported in Total assets in the Corporate and Reconciling category. A provision for credit losses is allocated from the Corporate and Reconciling category to Commercial Banking and Consumer Banking based on the expected loss content of their specific loan and lease portfolios over a 3-year period (non-GAAP). There is no provision for credit losses associated with Healthcare Financial Services since that segment does not originate nor acquire loans and leases. Business development expenses, which include acquisition-related expenses and other strategic initiatives and restructuring costs, are also generally included in the Corporate and Reconciling category.

Segment Reporting Methodology

The Company uses an internal profitability reporting system to generate PPNR by reportable segment, which is comprised of direct revenues, direct expenses, estimates for FTP, and allocations for equity capital, net operating costs and total support costs. Since the majority of each reportable segment’s revenue is interest, each segment’s interest revenue is reported net of its interest expense (“net interest income”). Estimates for FTP and allocations of equity capital and non-interest expense, certain of which are subjective in nature, are periodically reviewed and refined. Equity capital is allocated using a combination of risk-weighted asset and management assessment methodologies across the differentiated lines of business. Net operating costs and total support costs, which reflect costs for shared services and back-office support areas, are allocated using an activity and driver-based costing process. The full profitability measurement reports, which are prepared for each reportable segment and reviewed by the CODM on a monthly basis, reflect non-GAAP reporting methodologies. The differences between full profitability and GAAP results are reconciled in the Corporate and Reconciling category.

The goal of FTP is to encourage loan and deposit growth consistent with the Company’s overall profitability objectives. The FTP process considers the specific interest rate risk and liquidity risk of financial instruments, other assets, and other liabilities included in each reportable segment. Loans and deposits are assigned FTP rates, and segments are charged a cost to fund loans and are paid a credit for deposit funds provided. Consideration is given to the origination date and the earlier of the maturity date or the repricing date of a financial instrument to assign an FTP rate for loans and deposits originated each day. Overall, the FTP process reflects the transfer of interest rate risk exposure to the Treasury function included within the Corporate and Reconciling category, where such exposures are centrally managed.

Financial Information

The following table presents certain balance sheet financial information for the Company’s reportable segments:

	March 31, 2026

(In thousands)	Commercial Banking	Healthcare Financial Services	Consumer Banking	Corporate and Reconciling	Consolidated Total

Goodwill (1)	$1,960,363	$316,065	$622,035	$—	$2,898,463
Total assets	46,801,959	532,077	13,997,654	24,252,898	85,584,588

	December 31, 2025

(In thousands)	Commercial Banking	Healthcare Financial Services	Consumer Banking	Corporate and Reconciling	Consolidated Total

Goodwill	$1,960,363	$315,124	$622,035	$—	$2,897,522
Total assets	46,169,398	535,453	13,871,139	23,497,673	84,073,663

(1)

The increase to goodwill at March 31, 2026, reflects the effects of the measurement-period adjustments recorded during the first quarter of 2026 related to the acquisition of SecureSave in December 2025. Additional information regarding the SecureSave acquisition can be found within Note 2: Business Developments.

The following tables present certain income statement information for the Company’s reportable segments:

	Three months ended March 31, 2026

(In thousands)	Commercial Banking	Healthcare Financial Services	Consumer Banking	Totals

Net interest income	$326,977	$100,033	$208,323	$635,333
Non-interest income	32,169	34,222	23,189	89,580

Total segment revenues	359,146	134,255	231,512	724,913
Reconciliation of revenue:
Corporate and reconciling				10,953

Total consolidated revenues				735,866

Less:
Compensation and benefits	58,429	25,273	39,751
Occupancy (1)	—	—	14,201
Technology and equipment (1)	2,514	8,409	2,847
Marketing	—	—	1,355
Other segment items (2) (3)	57,378	28,070	68,113

Segment pre-tax, pre-provision net revenue	240,825	72,503	105,245	418,573

Reconciliation of pre-tax, pre-provision net revenue:
Corporate and reconciling				(61,816)

Total consolidated pre-tax, pre-provision net revenue				356,757

Total consolidated provision for credit losses				54,000

Total consolidated income before income taxes				302,757

(1)

Occupancy and Technology and equipment include, in aggregate, depreciation expense of $0.3 million for Commercial Banking, $1.6 million for Healthcare Financial Services, and $2.8 million for Consumer Banking.

(2)	Other segment items for each reportable segment includes:
•

Commercial Banking--occupancy, marketing, outside professional services, loan workout expense, foreclosed property expense, other non-interest expense, allocated net operating costs, and allocated total support costs.

•	Healthcare Financial Services--occupancy, marketing, outside professional services, other non-interest expense, allocated net operating costs, and allocated total support costs.
•	Consumer Banking--outside professional services, loan workout expense, foreclosed property expense, other-non interest expense, allocated net operating costs, and allocated total support costs.
(3)

Intangible assets amortization, which is a component of other non-interest expense presented in Other segment items, was $2.5 million for Commercial Banking, $3.9 million for Healthcare Financial Services, and $1.8 million for Consumer Banking.

	Three months ended March 31, 2025

(In thousands)	Commercial Banking	Healthcare Financial Services	Consumer Banking	Totals

Net interest income	$319,123	$96,361	$202,064	$617,548
Non-interest income	28,958	29,390	26,204	84,552

Total segment revenues	348,081	125,751	228,268	702,100
Reconciliation of revenue:
Corporate and reconciling				2,698

Total consolidated revenues				704,798

Less:
Compensation and benefits	52,109	23,337	37,284
Occupancy (1)	—	—	14,348
Technology and equipment (1)	2,111	8,764	3,049
Marketing	—	—	1,982
Other segment items (2) (3)	52,362	23,619	65,993

Segment pre-tax, pre-provision net revenue	241,499	70,031	105,612	417,142

Reconciliation of pre-tax, pre-provision net revenue:
Corporate and reconciling				(55,988)

Total consolidated pre-tax, pre-provision net revenue				361,154

Total consolidated provision for credit losses				77,500

Total consolidated income before income taxes				283,654

(1)

Occupancy and Technology and equipment include, in aggregate, depreciation expense of an insignificant amount for Commercial Banking, $1.5 million for Healthcare Financial Services, and $2.5 million for Consumer Banking.

(2)	Other segment items for each reportable segment includes:
•

Commercial Banking--occupancy, marketing, outside professional services, loan workout expense, foreclosed property expense, other non-interest expense, allocated net operating costs, and allocated total support costs.

•	Healthcare Financial Services--occupancy, marketing, outside professional services, other non-interest expense, allocated net operating costs, and allocated total support costs.
•	Consumer Banking--outside professional services, loan workout expense, foreclosed property expense, other-non interest expense, allocated net operating costs, and allocated total support costs.
(3)

Intangible assets amortization, which is a component of other non-interest expense presented in Other segment items, was $2.8 million for Commercial Banking, $3.5 million for Healthcare Financial Services, and $1.8 million for Consumer Banking.

Note 16: Revenue from Contracts with Customers

The following tables summarize revenues recognized in accordance with ASC Topic 606, Revenue from Contracts with Customers. These disaggregated amounts, together with sources of other non-interest income that are subject to other GAAP topics, have been reconciled to non-interest income by reportable segment as presented within Note 15: Segment Reporting.

	Three months ended March 31, 2026
(In thousands)	Commercial Banking	Healthcare Financial Services	Consumer Banking	Corporate and Reconciling	Consolidated Total
Non-interest Income:
Deposit service fees	$5,049	$20,936	$15,514	$16	$41,515
Loan and lease related fees (1)	2,101	—	—	—	2,101
Wealth and investment services	3,217	—	3,997	(5)	7,209
Other (2)	—	11,958	417	485	12,860
Revenue from contracts with customers	10,367	32,894	19,928	496	63,685
Other sources of non-interest income	21,802	1,328	3,261	11,387	37,778
Total non-interest income	$32,169	$34,222	$23,189	$11,883	$101,463

	Three months ended March 31, 2025
(In thousands)	Commercial Banking	Healthcare Financial Services	Consumer Banking	Corporate and Reconciling	Consolidated Total
Non-interest Income:
Deposit service fees	$4,739	$19,069	$15,294	$(207)	$38,895
Loan and lease related fees (1)	2,225	—	—	—	2,225
Wealth and investment services	3,316	—	4,478	(5)	7,789
Other (2)	—	10,300	417	1,152	11,869
Revenue from contracts with customers	10,280	29,369	20,189	940	60,778
Other sources of non-interest income	18,678	21	6,015	7,114	31,828
Total non-interest income	$28,958	$29,390	$26,204	$8,054	$92,606

(1)

A portion of Loan and lease related fees on the Condensed Consolidated Statements of Income is comprised of income generated from payroll financing activities that is within the scope of ASC Topic 606.

(2)

Other income included in the Corporate and Reconciling category that is in scope of ASC Topic 606 is comprised entirely of immaterial fee revenue from contracts with customers attributable to interSYNC.

Major Revenue Streams

Deposit Service Fees. Deposit service fees consists of fees earned from commercial and consumer customer deposit accounts, such as account maintenance and cash management/analysis fees, as well as other transactional service charges (i.e., insufficient funds, wire transfers, stop payment fees, etc.). Performance obligations for account maintenance services and cash management/analysis fees are satisfied on a monthly basis at a fixed transaction price, whereas performance obligations for other deposit service charges that result from various customer-initiated transactions are satisfied at a point-in-time when the service is rendered. Payment for deposit service fees is generally received immediately or in the following month through a direct charge to the customers’ accounts. Certain commercial customer contracts include credit clauses, whereby the Company will grant credit upon the customer meeting pre-determined conditions, which can be used to offset fees. In addition, certain healthcare financial services contracts include revenue share clauses, whereby the Company will reduce or refund deposit service fees or make referral payments to attract and retain customers and their accounts. Such revenue share costs are recognized as a reduction to revenue in the period incurred. On occasion, the Company may also waive certain fees. Fee waivers are recognized as a reduction to revenue in the period the waiver is granted to the customer.

The deposit service fees revenue stream also includes interchange fees earned from debit and credit card transactions. The transaction price for interchange services is based on the transaction value and the interchange rate set by the card network. Performance obligations for interchange fees are satisfied at a point-in-time when the cardholders’ transaction is authorized and settled. Payment for interchange fees is generally received immediately or in the following month.

Loan and Lease Related Fees. Payroll finance non-interest income consists of fees earned from performing payroll financing and business process outsourcing services, including full back-office technology and tax accounting services, along with payroll preparation, making payroll tax payments, invoice billings, and collections for independently-owned temporary staffing companies nationwide. Performance obligations for payroll finance and business processing activities are either satisfied upon completion of the support services or as payroll remittances are made on behalf of customers to fund their employee payroll, which generally occurs on a weekly basis. The agreed-upon transaction price is based on a fixed-percentage per the terms of the contract. The Company also withholds an agreed-upon hold-back reserve, which may be applied to cover defaults or other amounts owed to the Company under the contract, and which is returnable to the customer upon termination of the contract provided that all contractual obligations have been fully satisfied. When the Company collects on amounts due from end consumers on behalf of its customers and at the time of financing payroll, the Company retains the agreed-upon transaction price payable for the performance of its services and remits an amount to the customer net of any advances and payroll tax withholdings, as applicable.

Wealth and Investment Services. Wealth and investment services consists of fees earned from asset management, trust administration, and investment advisory services, and through facilitating securities transactions. Performance obligations for asset management and trust administration services are satisfied on a monthly or quarterly basis at a transaction price based on a percentage of the period-end market value of the assets under administration. Payment for asset management and trust administration services is generally received a few days after period-end through a direct charge to the customers’ accounts. Performance obligations for investment advisory services are satisfied over the period in which the services are provided through a time-based measurement of progress, and the agreed-upon transaction price with the customer varies depending on the nature of the services performed. Performance obligations for facilitating securities transactions are satisfied at a point-in-time when the securities are sold at a transaction price that is based on a percentage of the contract value. Payment for both investment advisory services and facilitating securities transactions may be received in advance of the service, but generally is received immediately or in the following period, in arrears.

Other Income - Ametros. Other income for the Healthcare Financial Services segment primarily includes revenues recognized in connection with contracts with customers from the Ametros business. The nature of such revenue primarily pertains to income earned from arranging sales of in-network products and services, which is recognized at a point in time. Under the terms of these arrangements, the Company has determined that it acts in the capacity as an agent and, therefore, records revenue on a net basis. Other income related to Ametros also includes revenues earned from providing post-settlement medical management and compliance services, which are recognized over time.

The Company evaluates its contracts with Ametros customers for material rights, or options, to acquire additional goods or services for free or at a discount. The contracts for post-settlement medical management and compliance services contain renewal options that represent a material right, which is recognized as a separate performance obligation at the inception of the arrangement. The Company allocates the transaction price to material rights using the practical alternative, which allocates the transaction price to the services expected to be provided and the corresponding expected consideration. Material rights are recognized at the time the service is transferred or when the option expires.

In addition, a fixed, non-refundable fee that represents an advance payment for access to future services is initially deferred and subsequently amortized ratably over the estimated life expectancy of the member. During the three months ended March 31, 2026, and 2025, $0.6 million and $0.5 million, respectively, of such contract liabilities were recognized in Other income.

Deferred Costs to Obtain Contracts and Contract Liabilities

Contracts with customers generated deferred costs to obtain contracts and contract liabilities of $7.5 million, and $26.0 million, respectively, at March 31, 2026, and $6.6 million and $25.3 million, respectively, at December 31, 2025. These balances pertained to contracts with customers from the Ametros business.

Note 17: Commitments and Contingencies

Credit-Related Financial Instruments

In the normal course of business, the Company offers financial instruments with off-balance sheet risk to meet the financing needs of its customers. These transactions include commitments to extend credit, standby letters of credit, and commercial letters of credit, which involve, to varying degrees, elements of credit risk.

The following table summarizes the outstanding amounts of credit-related financial instruments with off-balance sheet risk:

(In thousands)	March 31, 2026	December 31, 2025
Commitments to extend credit	$12,944,570	$12,517,384
Standby letters of credit	628,491	636,811
Commercial letters of credit	39,887	22,421

Total credit-related financial instruments with off-balance sheet risk	$13,612,948	$13,176,616

The Company enters into contractual commitments to extend credit to its customers (i.e., revolving credit arrangements, term loan commitments, and short-term borrowing agreements), generally with fixed expiration dates or other termination clauses and that require payment of a fee. Substantially all of the Company’s commitments to extend credit are contingent upon its customers maintaining specific credit standards at the time of loan funding, and are often secured by real estate or other collateral. Since the majority of the Company’s commitments typically expire without being fully funded, the total contractual amount does not necessarily represent the Company’s future payment requirements.

Standby letters of credit are written conditional commitments issued by the Company to guarantee its customers’ performance to a third party. In the event the customer does not perform in accordance with the terms of its agreement with a third-party, the Company would be required to fund the commitment. The contractual amount of each standby letter of credit represents the maximum amount of potential future payments the Company could be required to make. Historically, the majority of the Company’s standby letters of credit expire without being funded. However, if the commitment were funded, the Company has recourse against the customer. The Company’s standby letter of credit agreements are often secured by cash or other collateral.

Commercial letters of credit are issued to finance either domestic or foreign customer trade arrangements. As a general rule, drafts are committed to be drawn when the goods underlying the transaction are in transit. Similar to standby letters of credit, the Company’s commercial letter of credit agreements are often secured by the underlying goods subject to trade.

Allowance for Credit Losses on Unfunded Loan Commitments

The following table summarizes the activity in the ACL on unfunded loan commitments, which is recorded under the CECL methodology and provides for the unused portion of commitments to lend that are not unconditionally cancellable by the Company:

	Three months ended March 31,
(In thousands)	2026	2025

Balance, beginning of period	$24,117	$22,593
(Benefit) for credit losses	(1,238)	(1,150)

Balance, end of period	$22,879	$21,443

Litigation

The Company is subject to certain legal proceedings and unasserted claims and assessments in the ordinary course of business. Legal contingencies are evaluated based on information currently available, including advice of counsel and assessment of available insurance coverage. The Company establishes an accrual for specific legal matters when it determines that the likelihood of an unfavorable outcome is probable and the loss is reasonably estimable. Once established, each accrual is adjusted to reflect any subsequent developments. Legal contingencies are subject to inherent uncertainties, and unfavorable rulings may occur that could cause the Company to either adjust its litigation accrual or incur actual losses that exceed the current estimate, which ultimately could have a material adverse effect, either individually or in the aggregate, on its business, financial condition, or operating results. The Company will consider settlement of cases when it is in the best interest of the Company and its stakeholders. The Company intends to defend itself in all claims asserted against it, and management currently believes that the outcome of these contingencies will not be material, either individually or in the aggregate, to the Company or its consolidated financial position.

Federal Deposit Insurance Corporation Special Assessment

In November 2023, the FDIC issued a final rule implementing a special assessment for certain banks, based on the amount of estimated uninsured deposits reported as of December 31, 2022, to recover losses to the DIF associated with protecting uninsured depositors of Silicon Valley Bank and Signature Bank upon their failure in March 2023. Additional information regarding this special assessment imposed by the FDIC, including any changes to the Company’s special assessment estimate recognized from 2023, through 2025, can be found within Note 22: Commitments and Contingencies in the Notes to Consolidated Financial Statements contained in Part II - Item 8. Financial Statements and Supplementary Data of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025.

During the three months ended March 31, 2026, the Company paid its eighth and final quarterly special assessment of $5.2 million and released the remaining $0.7 million of its related accrued liability. The Company will continue to monitor the estimated loss attributable to the protection of uninsured depositors at Silicon Valley Bank and Signature Bank, which could impact the amount of its accrued liability. The FDIC plans to provide additional updates on future offsets or a one-time final shortfall special assessment collection, if any, through future invoices.

Note 18: Subsequent Events

The Company has evaluated subsequent events from the date of the Condensed Consolidated Financial Statements, and accompanying Notes thereto, through the date of issuance, and determined that there were no significant events identified requiring recognition or disclosure.